SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

Royal Style Design, Inc.
(Exact name of registrant as specified in charter)

Florida	000-53524
(State or other jurisdiction	(Commission File Number)
of incorporation)

800 North Magnolia Ave., Suite 105, Orlando FL	32803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 843-3344

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

   Item 8.01 Other Events.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Throughout this report, we make statements that may be deemed "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events, outcomes and other matters that the Company plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this report.

Any forward-looking statements that we may make are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. Any forward-looking statements are subject to the risks and uncertainties that could cause actual results of operations, financial condition, cost reductions, acquisitions, dispositions, financing transactions, operations, expansion, consolidation and other events to differ materially from those expressed or implied in such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements. As a result, the reader is cautioned not to rely on these forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections.

BUSINESS

Background

Royal Style Design, Inc. (“we”, “us”, “RSD” or the “Company”) was incorporated in the State of Florida on July 7, 2006.  We specialized in customized surface installation solutions for floors, walls and other parts of the home using wood, glass, stone and ceramic tile in custom designed homes throughout central Florida. In December 2008, we filed a registration statement on Form 10 with the Securities and Exchange Commission to register our common stock under the Securities Exchange Act of 1934, which registration was effective February 10, 2009.

Effective November 20, 2009, pursuant to a Share Exchange Agreement with the stockholders of Diversified Global Holdings, Inc. (“DGH”), we acquired 100% of the outstanding shares of common stock of DGH in exchange for 86,235,800 shares of our common stock issued to the stockholders of DGH, which effectively gave control of the Company to the DGH shareholders. In this transaction, we acquired DGH, a consulting company that owned all of the outstanding shares or equity interests in three companies: Forms Gallery, Inc., a Delray Beach, Florida, fine art retailer; Wood Imagination, Inc., an Orlando, Florida, construction company; and Kontakt LLC, an electronic component distributor operating in the Russian Federation. On December 31, 2009, we acquired three companies: Fregat Ltd., an electronic component distributor operating in the Russian Federation, and Bauelemente Kuhn GmbH and Kuechen-Schilling GmbH, construction companies operating in Germany.  In connection with these agreements, as of December 31, 2009, we issued an aggregate of 902,711 shares of our common stock to the owners of the acquired companies. On August 5, 2010, we made three further acquisitions, acquiring in exchange for the issuance of 32,260,000 shares of our common stock, OOO PSO Kazanneftehiminvest Ltd. and, in exchange for 344,944 shares of common stock, Technostroy Ltd., both construction companies operating in the Russian Federation, and in exchange for 25,215 shares of our common stock, Xerxis Consulting LLC, a Florida consulting company.

Recent Developments

Effective October 7, 2010, we reorganized the structure of our holding company, without stockholder approval as permitted under the Florida corporation law for formation of a holding company, by forming a new holding company subsidiary, Diversified Global Holdings Group, Inc., merging the Company into that holding company subsidiary, transferring the construction operating assets of RSD (our original company) into a separate new operating subsidiary (Royal Style Design Developments, Inc.) and, as a result of the merger, changing our company name to Diversified Global Holdings Group, Inc. (“DGH Group”). The change of our corporate name will become effective when approved for trading purposes by FINRA, which is expected to take place in the next three weeks. As a result of the restructure, DGH Group owns all of our operating subsidiaries. The restructure will not require an exchange of certificates by our stockholders, will have no tax consequences to, or effects on the respective holding periods for stock held by, or the rights of, our stockholders, and will have no effect on our status as a reporting company under the SEC’s rules.

The original businesses of RSD and the operations of each of our recently-acquired subsidiaries are described separately below.

Our Group of Companies

Construction

Our construction companies serve a diverse range of residential and commercial clients and builders. All companies have corporate websites.  We rely primarily on referrals from satisfied customers and advertising for new projects.

Kazanneftehiminvest
We acquired OOO PSO Kazanneftehiminvest Ltd., a limited liability company formed under the laws of the Russian Federation (“KNHI”), on August 5, 2010. KNHI is a construction and design company located in Kazan.  The Company was established in October, 2008 by Rustem Likhachev, as a successor to predecessor businesses commenced in 1999. Mr. Likhachev is a member of our board of directors.  The two specialties of the company allow it to offer customers the most efficient solutions to project construction without lowering the quality. This allows the company to participate in tenders, including governmental orders. The availability and constant update of its own transport and facilities (cranes, excavators, bulldozers, etc.) enhances its ability to bid for major projects.

KNHI offers general construction services, as well as project management services, including site surveying, preparation and improvement, and the design and completion of construction of buildings. Major customers include the state government of the Republic of Tatarstan, and projects include various governmental, industrial and agricultural facilities in Tartarstan. A new area of specialty is the design of systems and the supply of gas to apartment buildings.

KNHI owns 8.56 sq. miles of land in Kazan, Russia. The land is planned to be used for future development projects for commercial and residential use.

KNHI intends to procure financing for the following developments to be performed and owned by KNHI:

1.
Commercial construction of an environmentally friendly government certified animal food production factory, utilizing 300 acres with costs expected to be approximately $60 million and targeted revenues of $50 million per year, estimated to enable repayment of all construction financing within five years.

2.
Commercial construction of an environmentally friendly government certified chicken farm, utilizing 20 acres with costs expected to be approximately $10 million, and targeted revenues of $8 million per year, estimated to enable repayment of all construction financing within five years.

3.
Residential construction: 100 acres are planned be used to build a living community with approximately 200 homes.  Costs are expected to be $30 million, which will be partly financed by preconstruction sales of 100 homes at approximately $300,000 and the remaining homes sales targeted to generate $50 million in post construction revenues.

4.
The remaining unused land is expected by KNHI to increase in value partly due to the construction of these planned projects but also due to large scale infrastructure development and both commercial and residential construction projects currently being completed in the surrounding area.

KNHI’s office is located in Kazan, Russia. The company has 82 full time employees, and works regularly with 33 subcontractor companies.

Technostroy
Technostroy Ltd., is a limited liability company formed under the laws of the Republic of Tatarstan and located in Kazan, Russia, (“Technostroy”), which offers a broad range of construction and logistic services, from site surveying, preparation and improvement, to construction and finishing of buildings, including internal engineering systems and equipment. Technostroy also offers project management services, acting as a project manager or general contractor. The company has a license for construction of I and II levels of responsibility in accordance with state standards. At this time, the company employs 23 people.

Tavabilov Niaz, 40, has acted as the director of Technostroy since 2008. From 2000 to 2008 he worked as a chief engineer for the LLC “Kontur”, Kazan, Russia. From 1995 to 1998 he worked as a specialist of department of communications in the “AkBars Bank”, Kazan, Russia. In 1995 he graduated from the Kazan Aviation Institute, Department of Applied Mathematics. During the period of 1988-1989 Tavabilov served in the Armed Forces of USSR.

Tavabilov Azat, 32 has acted as assistant director of the company since 2007. From 2004 to 2007 he worked as the assistant director of LLC “Volgastroy-Kazan”, Kazan, Russia. In 2000 he graduated from Kazan State University, Department Legal Studies, and in 2001 graduated from the Kazan Institute of Engineering and Construction Department of Industrial and Civil Construction.

Kuechen-Schilling
Kuechen-Schilling GmbH (“Kuechen-Schilling”) is a custom design and installation company specializing in larger commercial applications and projects used for businesses.  The company primarily does kitchen and bathroom design but can do other interiors as well.  Kuechen-Schilling designs, builds and installs commercial bathrooms and kitchens including all furniture. Similarly to Bauelemente Kuhn, the company offers a wide range of high quality, traditional and contemporary kitchen components which are custom assembled to order. Full bespoke design services are certain to satisfy every individual in connection with a wide range of appliances. The company also sells the appliances that are installed in their designs.

The company was formed as a publicly registered firm in Germany in October 2008.  Kuechen-Schilling operates primarily in Germany, with its principal office located in Rodinghausen-Bruchmuhlen, Germany.  All revenue is earned within Germany, and 100% of the company’s assets are located in Germany. Kuechen-Schilling presently has seven employees and six subcontractors.

Kuechen-Schilling has a variety of customers including large companies such as, Küchen-Klewno, Küchen-Frank, Küchen-Zinn, Küchen-Degele, Küchen-Benhardt, Küchen-Neufeld and kitchen manufacturer Arndt Lindemann. Private persons accounted for approximately 45% of revenues and government agencies accounted for approximately 5% of revenues.

Mr. Viktor Schilling, 40, is currently the president and founder of Kuechen-Schilling, Gmbh.   His background is in the manufacturing business, where he negotiated long term variable material contracts involving inventory controls while maintaining safety, security and quality of product.

All Kuechen-Schilling employees have general liability insurance for workers compensation and employers liability with coverage of $1,500,000 for each occurrence, $1,500,000 personal injury insurance, and $2,000,000 in the aggregate, provided by AMB GENERALI.

Bauelemente Kuhn
Bauelemente Kuhn GmbH, incorporated as a publicly-registered firm in Germany in 2008 (“Bauelemente Kuhn”), is a custom interior design company with a primary focus in home kitchen and bathroom design and installation projects.  Its principal offices are located in Lohne, Germany. It was incorporated as a publicly registered firm in Germany in April, 2008.  Bauelemente Kuhn provides quality preconstruction consulting, design and project management services. Bauelemente Kuhn’s main services are the measurement and design, transportation & installation of home interiors.  This includes kitchens and bathrooms, windows, interior & exterior doors, blinds and garage doors. The company offers a wide range of high quality, traditional and contemporary kitchen components which are custom assembled to order.  Baulemente Kuhn operates primarily in Germany, all revenue is earned within Germany and 100% of the company’s assets are located in Germany. Bauelemente Kuhn presently has four employees.

Mr. Valerian Kuhn, 48, is presently the CEO of Bauelemente Kuhn. He has held this position since 1997.  As their chief executive, he designs and implements company strategies to provide economical solutions for residential and commercial needs alike. He is also responsible for financial management, strategic planning, bank negotiations, wholesale distribution, accounting systems development, productivity, profitability, team leadership, inventory control and cost control.  He is experienced in the preparation and organization of constructin projects and information packages for clients and management.  He received a bachelor’s degree in Mechanical Engineering from the University of Avtodorozni located in Omsk, Russia.

Bauelemente Kuhn is a member of Holz-berufsgenossenschaft, which is a government agency that provides workers compensation and unemployment insurance.

The building materials and supplies, kitchen products and electrical components utilized by Kuechen-Schilling and Bauelemente Kuhn are readily available from a large number of sources.

Royal Style Design
Since 2006, Royal Style Design (“RSD”), the original company in our corporate group, has supplied tile, stone and wood surface installation services for new homes and homes being remodeled in the Central Florida area. RSD’s founders, Nikolay Lobachev, our Chief Financial Officer, Dmitry Terikov and Ivan Sorokoumov, had been working together as a team over the prior seven years developing expertise and a broad experience in our business.  On January 15, 2010 Ivan Sorokoumov resigned from the company.

RSD is a custom tile and stone installation company, with a business license from the city of Altamont Springs, Florida, that specializes in ceramic, porcelain, marble, pavers and natural stone installation in existing structures for ceilings, bathrooms, walls, floors, kitchen counters, stairways, outside terraces and pool moldings, primarily stonework on floors and walls. The company also remodels kitchens (not including building or remodeling cabinets), showers and baths, and install wood and laminate flooring. RSD currently has six employees.

Wood Imagination
Wood Imagination, Inc. (“Wood Imagination”) was founded by Victor Belichenko and incorporated in the State of Florida on February 14, 2008.  Wood Imagination, located in Orlando, Florida, specializes in custom made wood furnishings, including cabinetmaking and millwork in custom design homes in Central Florida.  Wood Imagination’s areas of expertise include libraries, home theaters, entertainment centers, kitchens, flooring and doors. It also does the exterior of homes along with trim boards and brackets. Wood Imagination currently has one employee, its President and Chief Executive Officer, and has three subcontractors working for it as its projects require.

RSD and Wood Imagination carry general liability insurance, personal injury insurance, in addition to workers compensation and employers liability insurance, and commercial vehicle insurance in the case of RSD for three pickup trucks owned by that company.  Both companies are registered with the State of Florida and the jurisdictions in which they operate.

Electronic Component Distribution

Our electronic component distribution companies serve a diverse range of residential and commercial clients in Russia and worldwide.  Both companies have corporate websites.  We rely primarily on advertising and ease of ordering through technology to increase sales, the concept of continuously improving our supply efficiencies to surpass our competition.

Kontakt
Kontakt LLC (“Kontakt”) is a limited liability company organized under the laws of the Russian Federation on October 3, 2005.  The company was founded by Nikolay Uraev.  The company’s main focus is resale of electronic components (electrical connectors). Kontakt operates as a retailer of electronic components to businesses that vary from nationwide companies to small businesses. Kontakt currently has eight employees.

Kontakt commenced operations in November, 2005 in the Republic of Tatarstan, Russia. The main operations of the company are the commercial retail of electronic components in the region.  There are only two major electronic connector manufacturers in Russia, “Elecon” in Kazan city and “Isetskiy” in Kamenets-Uralskiy.  These two factories supply approximately 90% of the domestic demand in the Russian Federation. Kontakt is the official representative of both factories. Over the years Kontakt has created strong business connections with defense and space exploration companies in the Russian Federation. In 2008 its three major customers accounted for 22.6%, 20.1%, and 12%, respectively, of total sales.

Kontakt is subject to regulation in the Republic of Tatarstan, Russian Federation, as a domestic limited liability company.  It has a state registration number issued by the local government.

Fregat
Fregat Limited Liability Company (“Fregat”) is a supplier of electronic components, electromechanical and automation devices.  Fregat is a Russian Federation corporation formed in 2006.  Fregat operates primarily in the Russian Federation, all revenue is earned within the Russian Federation and 100% of the Company’s assets are located in the Russian Federation.  Fregat has a variety of customers including major companies such as, FNPC OAO "NPO Mars", Sosenskyi Priborostroitel'nyi Zavod Aerotex OJSC, Prima LLC andTemp-Avia LLC. Fregat has 39 employees.

Sergey Vilchenkov, 37, Fregat’s founder and General Director was employed at “The Plant of precision instruments from Saransk" starting in 1997 until 2000. Prior thereto, he served in the Russian Army Forces from 1995-1997(retiring as senior lieutenant). Mr. Vilchenkov graduated from the Mordovian State University N.P.Ogaryov (Saransk) in 1995 as an electronic equipment engineer.

Fregat is subject to regulation in the Republic of Mordovia, Russian Federation, as a limited liability company.

Business Consulting Services

Our business consulting companies serve a diverse range of clients worldwide, and both companies have corporate websites.  We rely primarily on word of mouth referrals and advertising to increase sales.

Xerxis
We acquired Xerxis Consulting LLC (“Xerxis”), formerly known as Rademacher Consultancy GmbH, on August 5, 2010. Xerxis is a skilled labor, temporary employment agency. The company recently relocated its headquarters to Orlando, Fla., and has a database of over 1,000 skilled workers. The company is experienced at delivering high quality, contractual employees anywhere in the world. Its database includes many skilled trades, including hundreds of welders. As a full-service HR company, Xerxis specializes in three areas of operation as a global employment provider, international business consultant, and e-commerce solution developer. The company's management has extensive experience in the areas of international contract negotiations, jurisdiction disputes, customs and cross-border relations and procedural disputes. Its present clients include SIA Manana, Ostrovi, and Pepcom, the Polish company Abra, TML Service BV Netherlands, and the German personnel service provider, Flora Personnel Services GmbH & Co. KG.

Xerxis’ founder Markus Rademacher, 40, has business experience in both the UK and Africa and is the author of the book, “The Mendieta Principle“  which expounds upon the theoretical knowledge of business administration and emphasizes the importance of marketing and human resources.

All Xerxis employees have general liability insurance for workers compensation and employers liability with coverage depending on the company and work. Xerxis internal employees are insured privately. Xerxis is not aware of significant competitors in its area of business. The company’s network covers about 75% of the world by English speaking workers, and German, Russian, Polish, Dutch and Latvian speaking workers are offered as second language. Customer referrals are primarily from other current and former customers. The company presently has two employees and five subcontractors.

Diversified Global Holdings
Diversified Global Holdings, Inc. (“DGH”) is registered in Delaware and headquartered in Orlando. The company is targeting to be a leader in business management, capable of increasing corporate value exponentially.  Its seasoned management team has substantial experience working with the rapidly growing “BRIC” markets.  DGH delivers cost effective solutions for companies around the world, using a broad range of innovative approaches, advanced technologies and worldwide resources. We maintain large databases of affiliates and are constantly expanding our network. We employ the use of innovation and technology to all of our business processes. We consider our business consulting services to be best of class as we strategically leverage our knowledge to provide fundamental growth to our clients, while always being governed by the central idea of creating shareholder value.

DGH is subject to the State of Florida Workers Compensation laws and carries workers compensation insurance.  DGH carries general liability, personal property insurance, in addition to workers compensation and employers liability insurance

Retail

Forms Gallery
Forms Gallery, Inc. (“Forms Gallery”), our retail fine art sales company in Delray Beach, Florida, serves a diverse range of domestic and international clients both commercial and residential.  The company has a corporate website, and relies on word of mouth referrals and advertising to increase sales.

Forms Gallery was founded by Carole C. Lynn and incorporated in the State of Florida on February 14, 1992. Forms Gallery, located in Delray Beach, Florida, specializes in the retail sales, consulting, placement and shipping of high-end, unique contemporary works of art and jewelry. The gallery displays oil, acrylic and water color paintings, bronze, clay, glass and wood sculpture, wood turnings and pottery. The collections are from established artists primarily from the West Coast and the southwestern states. Many of these artists have their works in the Smithsonian Permanent Collection in Washington D.C. The Company has annual sales to a global customer base. The customer base consists of commercial art and design selections for the common areas of new multi-family high-rise condominium units as well as for individual private art collectors. Approximately fifty percent of the sales are to local or regional customers and fifty percent are to visiting out of state or out of country vacationing customers. Forms Gallery currently has four employees, its President and its Vice President and two part time subcontractors.

Forms Gallery is subject to the State of Florida Workers Compensation laws and carries workers compensation insurance. Forms Gallery has a business license issued by the City of Delray Beach, and carries general liability, personal injury insurance, in addition to workers compensation and employers liability insurance.

Competition

Our Russian Federation construction subsidiaries, KNHI and Technostroy, experience substantial competition from other construction and logistic companies in their area of operation in Tartarstan, but believe they are distinguished by high quality work and strict adherence to deadlines. Most of Kuechen Schilling and Bauelemente Kuhn’s competition is with German companies.  A small amount of competition comes from companies located in Poland and the Czech Republic. In Kuechen-Schilling’s case, its primary advantage is its software that allows it to go to the job site and provide all design services on site. It also has a cultural advantage as all of its employees are bi-lingual, speaking both German and Russian.  This enables it to access the Russian population living in Germany, which is approximately 6% of the total population of Germany. In the U.S., our construction subsidiaries experience competition from other woodwork, installation and remodeling companies and individual subcontractors.  While there is significant competition, our companies have concentrated on providing better services to our clients.  Some of our competitors are significantly larger than us. For example, there are approximately 40 woodworking and millwork companies in the Orlando area, as well as other installation and remodeling companies and individual subcontractors, a number of which are larger than us.

Our Russian Federation electronic component resale subsidiaries experience some competition from imports of cheaper and lower quality Chinese products in the Russian market, but due to quality issues these products have not captured significant market share.

Forms Gallery experiences competition from other art galleries and individual artists in the Delray Beach, Florida, area.  While there is significant competition, it has concentrated on providing better services to its clients.  There are approximately 21 art galleries in the downtown Delray Beach area. However, the Company believes that none provides a similar collection or works of art and jewelry selection based on both quality and cost.

Our U.S. consulting subsidiaries, Xerxis and DGH, experience competition from other business services and consulting services, locally and internationally.  While there is significant competition in this industry from much larger consulting operations, DGH has concentrated on providing better services to our consulting clients.  Additionally, DGH feels that the considerable international business experience derived from its management, combined with its knowledge of finance and global resources, enable it to compete effectively in the international arena.

Properties

The Company is headquartered in Orlando, Florida, and operates from office and warehousing facilities in three countries as of September 30, 2010.  The following is a list of the Company’s principal operating facilities as at September 30, 2010:

Group Properties
Location	Approximate Sq.Ft.	Owned/Leased	Use
Orlando, Florida	3,614	Leased	Executive Offices
Orlando, Florida	650	Leased	Offices & Warehouse
Delray Beach, Florida	2,475	Owned (1)	Retail Store
Kazan, Russian Federation	592	Leased	Office/Warehouse
Moscow, Russian Federation	1,689	Leased	Warehouse
Saransk, Russian Federation	721	Leased	Office
Lohne, Germany	2,150	Leased	Office/Warehouse
Rodingshausen, Germany	8,600	Leased	Office/Warehouse
Kevelaer, Germany	1,016	Leased	Office
Kazan, Russian Federation	2,744	Leased	Office/Warehouse
Kazan, Russian Federation	238,639,104	Owned (2)	Land
__________________
(1)	The mortgage on this property is in default.
(2)	The Company owns 8.56 sq. miles of land in Kazan, Russia, which is planned to be used for commercial and residential development.

Legal Proceedings

None.

Risk Factors

Our business is subject to numerous risk factors, including the following:

Risks Applicable to Our Construction Operations

THE FUTURE SUCCESS OF OUR CONSTRUCTION BUSINESSES DEPENDS ON OUR ABILITY TO RESPOND TO CHANGING CONSUMER DEMANDS, IDENTIFY AND INTERPRET TRENDS IN THE INDUSTRY AND SUCCESSFULLY MARKET NEW PRODUCTS.

The construction industry is subject to rapidly changing consumer demands, technological improvements and industry standards. Accordingly, we must identify and interpret trends and respond in a timely manner. Demand for and market acceptance of new products are uncertain, and achieving market acceptance for new products generally requires substantial development and marketing efforts and expenditures. If we do not continue to meet changing consumer demands and develop successful product lines in the future, the Company’s growth and profitability will be negatively impacted. If we fail to anticipate, identify or react appropriately to changes in construction product style, quality and trends or are not successful in marketing new construction products, we could experience an inability to profitably sell our services and products even at lower cost margins. These risks could have a severe negative effect on our results of operations or financial condition.

THE LABOR COSTS OF OUR FLORIDA REMODELING AND INSTALLATION COMPANIES MAY INCREASE WITH A POTENTIAL SHORTAGE OF QUALIFIED PERSONNEL.

Labor costs accounted for the majority of the operating expenses of RSD and Wood Imagination. We compete with other construction companies to attract and retain qualified or skilled personnel. We also compete with various industries for lower-wage employees. If a shortage of construction workers occurred in the region in which we operate, it could adversely affect our ability to attract and retain qualified personnel and could further increase our operating costs.

THE NATURE OF OUR CONSTRUCTION-RELATED BUSINESSES EXPOSES OUR COMPANIES TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our projects or other matters. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

INTENSE COMPETITION IN THE CONSTRUCTION INDUSTRY COULD REDUCE OUR MARKET SHARE AND PROFITS.

We serve markets that are highly competitive in the Russian Federation, Florida and Germany and in which a large number of construction and installation and remodeling companies compete. Competition will also place downward pressure on our contract prices and profit margins. Intense competition is expected to continue in these markets, presenting us with significant challenges in our ability to grow our construction companies with acceptable profit margins. If we are unable to meet these competitive challenges, we could lose market share to our competitors and experience an overall reduction in our profits.

IF WE GUARANTEE THE TIMELY COMPLETION OR PERFORMANCE STANDARDS OF A PROJECT, WE COULD INCUR ADDITIONAL COSTS TO COVER OUR GUARANTEE OBLIGATIONS.

In some instances, if we fail to complete the project as scheduled, or if the project subsequently fails to meet guaranteed performance standards, we may be held responsible for cost impacts to the client resulting from any delay or the costs to cause the project to achieve the performance standards, generally in the form of contractually agreed-upon liquidated damages. To the extent that these events occur, the total costs of the project would exceed our original estimates and we could experience reduced profits or, in some cases, a loss for that project.

THE NATURE OF OUR CONSTRUCTION BUSINESSES EXPOSES US TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

We have been and may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our projects or other matters. These claims generally arise in the normal course of our business. When it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

WE ARE VULNERABLE TO THE CYCLICAL NATURE OF THE CONSTRUCTION BUSINESS.

The demand for our services and products is dependent upon the existence of projects with engineering, procurement, construction and management needs. As a result, our past results have varied considerably and may continue to vary depending upon the demand for future projects in the industries we serve.

TWO OF OUR CONSTRUCTION SUBSIDIARIES OPERATE IN THE RUSSIAN FEDERATION WHERE THERE ARE HIGH SECURITY RISKS, WHICH COULD RESULT IN HARM TO OUR EMPLOYEES OR UNANTICIPATED COSTS.

Some of our services are performed in high risk locations, and we may incur substantial costs such as security costs to maintain the safety of our personnel. Moreover, despite these activities, in these locations, we cannot guarantee the safety of our personnel.

IT CAN BE VERY DIFFICULT OR EXPENSIVE TO OBTAIN THE INSURANCE WE NEED FOR OUR BUSINESS OPERATIONS.

As part of business operations, we maintain insurance both as a corporate risk management strategy and in order to satisfy the requirements of many of our contracts. Insurance products have become increasingly expensive and sometimes very difficult to obtain. Although we have in the past been generally able to cover our insurance needs, there can be no assurances that we can secure all necessary or appropriate insurance in the future.

PAST AND FUTURE ENVIRONMENTAL, SAFETY AND HEALTH REGULATIONS COULD IMPOSE SIGNIFICANT ADDITIONAL COSTS ON US THAT REDUCE OUR PROFITS.

We are subject to numerous environmental laws and health and safety regulations. Our projects can involve the handling of hazardous and other highly regulated materials which, if improperly handled or disposed of, could subject us to civil and criminal liabilities. In addition, past activities could also have a material impact on us.

WE GENERALLY DO NOT HAVE LONG TERM SUPPLY CONTRACTS AND ARE SUBJECT TO PRICE FLUCTUATIONS FOR CONSTRUCTION MATERIALS.

Our construction businesses are heavily dependent upon construction materials, such as cement, lumber, concrete, glass, and other materials, which we purchase from third-party suppliers. We could experience shortages of raw materials due to supply, production or shipment difficulties, which could impair our ability to complete construction projects for our customers. We are also directly affected by increases in the costs of such raw materials. If we cannot increase prices because of competitive pressure, increased construction materials costs could reduce our profits.

IF WE EXPERIENCE DELAYS AND/OR DEFAULTS IN CUSTOMER PAYMENTS, WE COULD SUFFER LIQUIDITY PROBLEMS OR WE COULD BE UNABLE TO RECOVER ALL EXPENDITURES.

Because of the nature of our contracts, at times we commit resources to projects prior to receiving payments from the customer in amounts sufficient to cover expenditures on client projects as they are incurred. Delays in customer payments may require us to make a working capital investment. If a customer defaults in making its payments on a project in which we have devoted significant resources, it could have a material negative effect on our results of operations.

Risks Applicable to Our Electronic Component Businesses

OUR ELECTORNIC COMPONENT BUSINESSES ARE SUBJECT TO FLUCTUATIONS IN DEMAND IN THE RUSSIAN FEDERATION AND TO CHANGING DOMESTIC ECONOMIC AND POLITICAL CONDITIONS WHICH ARE BEYOND OUR CONTROL.

Operating in the Russian Federation marketplace exposes us to a number of risks including:

•	abrupt changes in government policies and regulations;

•	trade restrictions;

•	tax increases; and

•	international hostilities.

The lack of a well-developed legal system in the Russian Federation may make it difficult to enforce our contractual rights. To the extent that our business in the Russian Federation is affected by unexpected and adverse economic and political conditions, we may experience business disruptions and losses. Such disruptions and losses could significantly reduce our revenues and profits.

RECENT CONSTRAINTS ON THE AVAILABILITY OF CREDIT IN THE WORLDWIDE BANKING SYSTEM AND IN THE RUSSIAN FEDERATION MAY AFFECT OUR RESULTS OF OPERATIONS.

Recent constraints on the availability of credit in the worldwide banking system and in the Russian Republic could adversely affect the viability of our customers and have a consequent adverse effect on our results of operations. As a result, we would face risks of:

•	inability of our customers to finance their businesses, which would reduce the demand for our products;
•	currency fluctuations resulting from economic conditions in the Russian Federation; and
•	economic instability in our markets in the Russian Federation.

KONTAKT AND ITS SUPPLIERS WILL BE REQUIRED TO MODERNIZE THEIR PRODUCTION AND DISTRIBUTION OPERATIONS.

Current Russian factories’ equipment and technology are outdated, modernization costs are high, and all these industries currently require modernization. Kontakt management sees the necessity of restructuring the current electronic component factories and modernizing this industry, to be able to supply specialized, preassembled electronic components on a nationwide basis.  In connection with the predicted modernization of the Russian industrial and component factories, Kontakt and its suppliers will be required to modernize their production and distribution systems.

Risks Applicable to Our Businesses Generally

COMPETITION COULD HARM OUR BUSINESSES.

The markets for our businesses are becoming increasingly competitive. If we are unable to either respond adequately to the competitive challenges we face or establish a sustainable competitive advantage, we may lose market share or be forced to lower prices to unprofitable levels.  In addition, we may be unable to respond quickly or adequately to the changes in the marketplace brought on by new service offerings and the marketing and promotional efforts of existing or new competitors.

WE ARE DEPENDENT ON INTERNATIONAL SALES, AND OUR BUSINESS IS SUBJECT TO THE LOCAL BUSINESS RISKS IN EACH COUNTRY IN WHICH WE DO BUSINESS.

The majority of the revenue from the sale of our products and services is derived from customers located outside of the United States. Our sales and operations outside of the United States could be subject to certain risks, including difficulties in staffing and managing foreign subsidiary and branch operations, currency exchange risks and exchange controls, potentially adverse tax consequences and the possibility of difficulty in accounts receivable collection. Any of these factors could adversely affect our business, financial condition and results of operations. Our products and services may be subject to foreign government standards and regulations that are continually being amended and may vary from country to country. Our inability to render our products or services in compliance with foreign standards could have a material adverse effect on our business, financial condition and results of operations.

WE DEPEND ON THE SERVICES OF THE FOUNDERS AND EXECUTIVES OF OUR OPERATING COMPANIES AND IMPLEMENTATION OF OUR BUSINESS PLAN COULD BE SERIOUSLY HARMED IF WE LOST THE SERVICES OF ANY ONE OF THESE OFFICERS.

We depend heavily on the services of Richard Lloyd, our Chief Executive Officer, as well as the services of the executives that manage our other operating subsidiaries. We do not have formal employment agreements with, nor do we have “key person” life insurance policies on, any of these executives. There can be no assurance that these executives will remain in their management positions with us, and the loss of services of any of these executives would disrupt our business operations, which could reduce our revenues and profits.

INTEGRATION OF THE BUSINESS AND PRODUCT OFFERINGS OF ACQUIRED COMPANIES COULD DISRUPT OUR BUSINESS OPERATIONS.

We have made acquisitions in the recent year and anticipate that we may, from time to time, acquire additional businesses, assets or securities of companies that we believe would provide a strategic fit with our business. Any business we acquire will need to be integrated with our existing operations, including the reporting requirements under the Securities Exchange Act of 1934, as amended, applicable to registered publicly-traded companies in the U.S. While we have not had difficulty in the past effectively assimilating the business or product offerings of companies we have acquired, there can be no assurance that we will not have difficulties doing so in the future. In addition, we could incur unknown or contingent liabilities of acquired companies. Difficulties in integrating the operations and personnel of the acquired companies could disrupt our business operations, divert management's time and attention and impair relationships with and risk the possible loss of key employees and customers of the acquired business. Our failure to adequately manage the integration of any acquisition could disrupt our business operations and lower our revenues and profits.

WE COULD FACE LIMITATIONS ON OUR ABILITY TO ACCESS THE CAPITAL MARKETS.

Our ability to access the capital markets is subject to various factors, including general economic and/or financial market conditions. The current conditions of the financial markets have adversely affected the availability of credit and liquidity resources and our access to capital markets is more limited until stability re-emerges in these markets.

FLUCTUATIONS IN THE VALUE OF FOREIGN CURRENCIES COULD RESULT IN CURRENCY EXCHANGE LOSSES.

Our products and services through our German and Russian Federation subsidiaries are sold in currencies other than the U.S. Dollar, which makes the management of currency fluctuations difficult and exposes us to risks. Fluctuations in the value of foreign currencies relative to the U.S. Dollar could cause us to incur currency exchange losses. The risk will increase to the extent international revenue increases. The effect of exchange rate fluctuations on future operating results cannot be predicted. We have no experience in entering into currency hedging contracts, and if we use hedging to try to manage any future foreign currency exposure, we may incur hedging-related losses.

WE DO NOT PLAN TO PAY CASH DIVIDENDS.

Holders of our common stock are entitled to cash dividends when, as and if declared by the board of directors out of funds legally available for the payment of dividends. Our management does not anticipate the declaration or payments of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of our board of directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors.

Directors, Executive Officers, and Corporate Governance

We have six officers and directors as follows:
Name	Age	Positions and Offices Held
Vadim Enikeev	38	Chairman and Director

Richard Lloyd	32	President, Chief Executive Officer and Director

Nikolay Uraev	52	Director

James Cohen	69	Director

Rustem Likhachev	43	Director

Nikolai Lobachev	27	Chief Financial Officer

Vadim Enikeev, Chairman of the Board

Mr. Vadim Enikeev, 38, was appointed Chairman of the Board of the Company on June 7, 2010 and is currently the president of Alfa Investment Fund, LLC. Prior to this he was the president of Alfa International, a business consulting firm which he founded in 1995. During Operation Desert Shield, he served in the United States Army and was decorated as a combat veteran.  From 1998 through 2001, he was the president of the Russian construction company Rosstroikontrakt Ltd. In 1997, Mr. Enikeev was elected president of the international exporting company Ardi Ltd., from which position he resigned in 2003. Mr. Enikeev founded the charitable organization, Dega International in 1999, in an effort to aid impoverished people worldwide.  He earned his BA and Masters Degree from Columbia State University. Mr. Enikeev also has a PhD in Philosophy.

Richard Lloyd; CEO, President & Director

Mr. Richard Lloyd, 32, was appointed President, Director and Chief Executive Officer of the Company on December 17, 2009.  He is also currently the CEO of Alfa Investment Fund, LLC., a business consulting company located in Orlando, Florida.  He has held this position since January 2006.  In 2008, he was elected as CFO of IAC Holdings which he resigned October, 2008.  From 2002 until 2004 he served in the United States Army. Mr. Lloyd's education includes the University of Maryland, while living in Germany in 2004 and the University of Central Florida in 2006; he received his AA degree in Management Information Systems from Valencia College, Orlando, Florida in 2006.  At Valencia his accompanying major areas of study were accounting and economics.  He received his BA degree in Economics in 2009, from the University of Berkley, Chicago, Illinois.

Nikolay Uraev, Director

Mr. Nikolay Uraev, 52, was elected a director of the Company on June 7, 2010, and is the president of Kontakt Ltd., located in Kazan, Russia. In 1998, he founded Alfa Ltd., a chemical and energy corporation located in Russia. From 1992 until 1998 he worked as CEO for Heshma Ltd, an oil and gas processing company. In 1991, Mr. Uraev was the Director of the engineering division for MP MIG, a construction company. In 1984, Mr. Uraev became the CFO of KPOPAT-5, a transportation company located in Russia. Prior he was the senior engineer TEC-3 an energy production company. Mr. Uraev was the first deputy of Rosoboronexport in Tatarstan, which is one of the largest companies in Russia.  He received his Masters degree in Energy and Engineering from the Moscow Institute of Energy in 1981. He was the chairman of the Liberal Democratic Party of Tatarstan, Russian.

Jim Cohen, Director

Mr. James Cohen, 69, was appointed Director of the Company on June 7, 2010.  He is presently a partner of Stratus Asset Management, a Florida business management company, and was a principal of Boca Developers, a Florida Development company. Boca Developers was formed in 1992 and had a portfolio of over 16,000 planned new residences from Daytona Beach to the Florida Keys. In the process, Boca Developers became the most prolific privately held developer of unique waterview communities along Florida’s eastern seaboard. Jim is also the Vice President of Biscayne Landing LLC, a Florida Development company.  Mr. Cohen began his entrepreneurial career following his military service in Korea. He entered his family’s business, Weatherbee Coats, a 75 year old national clothing manufacturer, and eventually became the sole owner. Mr. Cohen founded Kassko, Inc., a venture capital company dedicated to funding and managing new and emerging technology business ventures. One of Kassko’s earliest successes was its investment in the start up of Genetics Institute, a worldwide leader in the field of recombinant DNA research. This company was taken public in 1986 and later acquired by American Home Products for one billion US dollars. Humatech, a cosmetic manufacturing company, was founded in the early 1990’s and was profitably sold to a public entity four years later. Kassko was also the founding investor in Thinking Machines Corporation which grew to become the worldwide leader in the super computer technology of parallel processing. In 1986, Mr. Cohen formed Kassko Resort, Inc., the leading investor of Erie Island Resort and Marina, a community located on Lake Erie. Still ongoing, this property built on 500 acres has become one of the largest projects of its type in the Northeast. Mr. Cohen’s educational background consists of a Bachelor of Science at the Citadel Military College and graduate studies at New York University and Fashion Institute of Technology, also in New York.

Rustem Likhachev, Director

Mr. Rustem Likhachev, 43, was elected to our Board of Directors on September 8, 2010, and is the General Director of Kazanneftehiminvest, a design and construction company established in 2008 and located in Kazan, Russia.  Originally the company was founded by Mr. Likhachev in 1999 under the name PSO Kazanneftehiminvest, LLC. The company’s name was changed to CCI Kazanneftehiminvest, LLC, in 2000.  Since 2005, Mr. Likhachev has been the Director of the sports and racing stadiums “Timerhan” and “Autodrome High Mountain”, both of which specialize in tour car racing and are located in Kazan, Russia.  Mr. Likhachev has held the position of Director at the winter racing track “Usadi” located in the Vysokogorsky District of Tatarstan since 2005.  Since 1998, Mr. Likhachev has held the position of Director of Research and Production at the research, design and production firm, NPP Galeas, also located in Kazan.  Since 1992, Mr. Likhachev has been the Foreman and Chief of the Sector for the Montaj, LLC, located in Tatarstan, Russia.  He has also served as the Engineer of Vacuum Systems at Kazan Motor Production Association, since 1992.  From 1985 until 1987 Mr. Likhachev served in the Soviet Army as a Sergeant, and he graduated from the Kazan Aviation Institute in 1992 with a Bachelors degree in engineering of jet engines.

Mr. Likhachev has received numerous awards from the city of Kazan, the Republic of Tatarstan and the Russian Federation, including the medal of “200 Year Anniversary of the Ministry of Internal Affairs of Russian Federation in 2002”, and an “Honorary Certificate” from the Head of Administration of Vysokogorsky District of Tatartstan and the Medal “1000 Year Anniversary of Kazan” in 2005.  In 2008, he received a certificate from the Minister of Youth, Sports and Tourism of the Republic of Tatarstan for “Many years of Honored Service in the development of the auto sport industry.”  Then in 2009, he received a letter of appreciation from the Republic of Tatarstan for “Continued service to the Youth, Sports and Tourism Industry” and an “Honorary Certificate” from the Ministry of Agriculture of Russian Federation.

Nikolay Lobachev, Chief Financial Officer

Mr. Nikolay Lobachev, 27, graduated from Moscow State Open University in Russia with a Bachelors Degree in Law.  He is currently the Chief Financial Officer and a director of the Company.  He became one of the three original founding shareholders of the Company in July 2006, acted as our Chief Executive Officer from that time to December 17, 2009, and since then has acted as our Chief Financial Officer.  Prior thereto, from March 2005 to July 2006, he operated an installation and remodeling business in the Orlando area, which was the predecessor business to the Company’s business.  From August 2004 to March 2005 Mr. Lobachev worked as a manager for Daynova LLC, a construction company located in Orlando, Florida.  Prior to that Mr. Lobachev was as a consultant for Garant Ltd., a legal advice office in Moscow, Russia from June 2001 to May 2003.  He is also bilingual, speaking fluent Russian and English.

Director Independence

Four of our five directors are employees and would not be classified as “independent” under the rules of the Securities and Exchange Commission. We believe that Jim Cohen would be classified as an “independent” director under the rules of the NYSE.

Employment Agreements

At this time, we have no employment agreements in effect with any of our executives or employees.

Code of Conduct

We are reviewing a corporate code of conduct and a corporate disclosure policy, which will provide for internal procedures concerning the reporting and disclosure of corporate matters that are material to our business and to our stockholders. Our corporate code of conduct will include a code of ethics for our officers and employees as to workplace conduct, dealings with customers, compliance with laws, improper payments, conflicts of interest, insider trading, company confidential information, and behavior with honesty and integrity. Our corporate disclosure policy includes guidelines for publicly disseminating financial and other material developments to the investing public.

Involvement in Certain Legal Proceedings.

During the past five years, no director, person nominated to become a director, executive officer, promoter or control person of our Company:

•	was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

•	was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Corporate Governance

Committees of our Board of Directors

We do not have a separate Audit Committee. Our Board of Directors performs the functions usually designated to an Audit Committee. We intend shortly to establish an Audit Committee with one or more independent directors.

The Board does not have standing compensation or nominating committees. The Board does not believe a compensation or nominating committee is necessary based on the size of the Company, the current levels of compensation to corporate officers and the beneficial ownership by four stockholders of more than 89% of the Company’s outstanding common stock. The Board will consider establishing compensation and nominating committees at the appropriate time.
The entire Board of Directors participates in the consideration of compensation issues and of director nominees. To date, the Board of Directors has not formally established any criteria for Board membership. Candidates for director nominees are reviewed in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Board of Directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In particular, weight is given to experience relevant to the Company’s operations in Florida and the Russian Federation and familiarity with international business issues.

The Board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

Stockholder Communications

The Board has not established a formal process for stockholders to send communications, including director nominations, to the Board; however, the names of all directors are available to stockholders in this Information Statement. Any stockholder may send a communication to any member of the Board of Directors, in care of the Company, at 800 North Magnolia Ave., Suite 105, Orlando, FL 32803 (Attention: Secretary). Director nominations submitted by a stockholder will be considered by the full Board. Each communication should clearly specify the name of the individual director or group of directors to whom the communication is addressed. Communications sent by email will be delivered directly to the Corporate Secretary, who will promptly forward such communications to the specified director addressees. Communications sent by mail will be promptly forwarded by the Corporate Secretary to the specified director addressee or, if such communication is addressed to the full Board of Directors, or to the Chairman of the Board, who will promptly forward such communication to the full Board of Directors. Due to the infrequency of stockholder communications to the Board, the Board does not believe that a more formal process is necessary. However, the Board will consider, from time to time, whether adoption of a more formal process for such stockholder communications has become necessary or appropriate.

In general, advance notice of nominations of persons for election to our Board or the proposal of business to be considered by the shareholders must be given to our Secretary no earlier than the October 1 or later than December 1 preceding the next year's annual meeting, which would be scheduled in the month of May or June.

A shareholder's notice of nomination should set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, (B) the number of shares of our common stock that are owned (beneficially or of record) by such shareholder and such beneficial owner, (C) a description of all arrangements or understandings between such shareholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder and of such beneficial owner in such business, and (D) a representation that such shareholder or its agent or designee intends to appear in person or by proxy at our annual meeting to bring such business before the meeting.

Principal Stockholders

The following table sets forth, as of September 1, 2010, each person known by us to be the beneficial owner of five percent or more of the Company's voting Stock, all directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown. At September 1, 2010, 87,268,670 shares of common stock were issued and outstanding.

Name	Number of Shares Owned Beneficially	Ownership Percentage of Class
Richard Lloyd 800 N. Magnolia Ave., S.105 Orlando, FL. 32803 (1) (2)	15,000,100	17.18%

Vadim Enikeev 800 N. Magnolia Ave., S.105 Orlando, FL. 32803 (1) (2) (3)	15,047,500	17.24%

Nikolay Uraev 800 N. Magnolia Ave., S.105 Orlando, FL. 32803 (1)	16,100,000	18.44%

Rustem Likhachev 800 N. Magnolia Ave., S.105 Orlando, FL. 32803	32,260,000	36.97%

Nikolay Lobachev 800 N. Magnolia Ave., S.105 Orlando, FL. 32803	1,000,000	1.14%

All Officers and Directors as a Group (6 persons)	79,407,600	90.99%

(1) On August 5, 2010, Richard Lloyd, Vadim Enikeev and Nikolay Uraev, each contributed 13,000,000 shares of common stock owned by them to the capital of the Company.

(2) Richard Lloyd and Vadim Enikeev each beneficially own 100 shares of common stock by reason of their 50% each ownership of Alfa Investment Fund LLC, Orlando, Florida, which owns 200 shares of common stock.

(3) Vadim Enikeev owns 15,000,000 shares of common stock directly, and beneficially owns 47,400 shares of common stock owned directly by his wife.

Related Party Transactions

November 20, 2009 Acquisitions

Effective November 20, 2009, we entered into a Share Exchange Agreement (the “Agreement”) with the stockholders of Diversified Global Holdings, Inc., a Delaware corporation (“DGH”), providing for the acquisition by the Company of 100% of the outstanding shares of common stock of DGH.   In connection with the Agreement, as of November 20, 2009, we issued 86,235,800 shares of our common stock to the stockholders of DGH. The issuance of these 86,235,800 shares effectively gave control of RSD to the DGH shareholders.  Our Board saw this action as essential to the survival to the Company and as the best course of action for our shareholders.  At a closing held on November 20, 2009, pursuant to the Agreement we acquired from the five stockholders of DGH 100% of the outstanding shares of common stock of DGH, in exchange for our issuance of 86,235,800 shares of our common stock, valued at $86,235.

DGH is a holding company that owned all of the outstanding shares or equity interests in three companies: Forms Gallery, Inc., Delray Beach, Florida; Wood Imagination, Inc., Orlando, Florida; and Kontakt LLC, with its principal offices located at Kazan, Russian Federation.

In connection with the acquisition, the following shareholders of DGH received shares of our common stock as follows in exchange for their shares of DGH:

Name	Number of Shares
Richard Lloyd	28,000,000

Vadim Enikeev	28,000,000

Nikolay Uraev	29,100,000

Victor Belichenko	135,800

Carole Lynn	1,000,000

Acquisition of OOO PSO Kazanneftehiminvest Ltd.

At a closing held on August 5, 2010, we acquired in exchange for the issuance of 32,260,000 shares of our common stock to Rustem Likhachev, all of the outstanding ownership interests in OOO PSO Kazanneftehiminvest Ltd. (“KNHI”).

In order to permit the acquisition of KNHI to be accomplished, on August 5, 2010, three major shareholders of the Company, Richard Lloyd, Vadim Enikeev and Nikolay Uraev, each contributed 13,000,000 shares owned by them (for a total of 39,000,000 shares) to the capital of the Company. Following the acceptance of the 39,000,000 shares of common stock so reacquired by the Company as a contribution to capital by these stockholders, under the Florida Business Corporation Act, such shares constituted authorized but unissued shares of common stock of the Corporation.  By reason of such contribution to capital, the outstanding shares of common stock of the Company were reduced from 93,638,511 shares to 54,638,511 shares. Following issuance on August 5, 2010, of 25,215 shares of common stock in the acquisition of Xerxis Consulting, LLC, 344,944 shares of common stock in the acquisition of Technostroy Ltd., and 32,260,000 shares of common stock in the acquisition of KNHI, the Company had 87,268,670 shares of common stock outstanding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus.  This discussion and analysis contain forward−looking statements that involve risks, uncertainties and assumptions.  Actual results may differ materially from those anticipated in these forward−looking statements as a result of certain factors, including, but not limited to, those presented under the heading of “Risk Factors” and elsewhere in this prospectus.

Overview

The Company was incorporated in the State of Florida on July 7, 2006.  We specialized in customized surface installation solutions for floors, walls and other parts of the home using wood, glass, stone and ceramic tile in custom designed homes throughout central Florida.

Effective November 20, 2009, we entered into a Share Exchange Agreement with the stockholders of Diversified Global Holdings, Inc., a Delaware corporation (“DGH”), providing for the acquisition by the Company of 100% of the outstanding shares of common stock of DGH.   In connection with this Agreement, as of November 20, 2009, we issued 86,235,800 shares of our common stock to the stockholders of DGH. The issuance of these 86,235,800 shares effectively gave control of RSD to the DGH shareholders.  DGH is a holding company that owns all of the outstanding shares or equity interests in three companies: Forms Gallery, Inc., Delray Beach, Florida (“Forms Gallery”); Wood Imagination, Inc., Orlando, Florida (“Wood Imagination”); and Kontakt LLC, with its principal offices located at Kazan, Russian Federation (“Kontakt”).

Effective December 31, 2009, we entered into three Exchange and Acquisition Agreements  for the acquisition of three companies: Fregat Ltd., a limited company formed under the laws of Russia (“Fregat”),; Bauelemente Kuhn GmbH, a limited liability company formed under the laws of Germany (“ Bauelemente Kuhn”); and Kuechen-Schilling GmbH, a limited liability company formed under the laws of Germany (“Schilling”).  In connection with these agreements, as of December 31, 2009, we issued an aggregate of 902,711 shares of our common stock to the owners of the three companies we acquired.

For accounting purposes only, the transaction with DGH was treated as a recapitalization of Royal Style Design, as of November 20, 2009, with DGH as the acquirer.  The financial statements prior to November 20, 2009 are those of DGH and reflect the assets and liabilities of DGH at historical carrying amounts. The financial statements show a retroactive restatement of DGH's historical stockholders' equity to reflect the equivalent number of shares issued to DGH. Our balance sheet at December 31, 2009, includes the assets and liabilities of Fregat, Kuhn and Schilling, which were acquired on December 31, 2009. Our results of operations for the six months ended June 30, 2010 include the operations of Fregat, Bauelemente Kuhn and Schilling, as the results of their operations are included in operations from January 1, 2010.

Recent Acquisitions

At closings held on August 5, 2010, we acquired: in exchange for the issuance of 32,260,000 shares of our common stock, all of the outstanding ownership interests in OOO PSO Kazanneftehiminvest Ltd. (“KNHI”), a construction company located in Kazan, Russia; 100% of the outstanding ownership interests in Technostroy Ltd. (“Technostroy”), a construction and logistics company located in Kazan, Russia, in exchange for 344,944 shares of our common stock; and 100% of the outstanding ownership interests in Xerxis Consulting LLC (“Xerxis”), a skilled labor, temporary employment agency, in exchange for 25,215 shares of our common stock.  Under the related acquisition agreements, the effective dates for each of these acquisitions is July 1, 2010.

In order to permit the acquisition of KNHI to be accomplished, on August 5, 2010, three major shareholders of the Company, Richard Lloyd, Vadim Enikeev and Nikolay Uraev, each individually contributed 13,000,000 shares owned by them (for a total of 39,000,000 shares) to the capital of the Company. Following the acceptance of the 39,000,000 shares of common stock so reacquired by the Company as a contribution to capital by these stockholders, under the Florida Business Corporation Act, such shares constituted authorized but unissued shares of common stock of the Corporation. By reason of such contribution to capital, the outstanding shares of common stock of the Company were reduced from 93,638,511 shares to 54,638,511 shares. Following issuance of 25,215 shares of common stock in the acquisition of Xerxis, 344,944 shares of common stock in the acquisition of Technostroy, and 32,260,000 shares of common stock in the acquisition of KNHI, the Company has 87,268,670 shares of common stock outstanding.

Recent Developments

Effective October 7, 2010, we reorganized the structure of our holding company, without stockholder approval as permitted under the Florida corporation law for formation of a holding company, by forming a new holding company subsidiary, Diversified Global Holdings Group, Inc., merging the Company into that holding company subsidiary, transferring the construction operating assets of RSD (our original company) into a separate new operating subsidiary (Royal Style Design Developments, Inc.) and, as a result of the merger, changing our company name to Diversified Global Holdings Group, Inc. (“DGH Group”). The change of our corporate name will become effective when approved for trading purposes by FINRA, which is expected to take place in the next three weeks. As a result of the restructure, DGH Group owns all of our operating subsidiaries.

Critical Accounting Policies and Estimates

The discussion and analysis of our plan of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect our reported results of operations and the amount of reported assets and liabilities.

Some accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. Actual results may differ from the estimates and assumptions used in the preparation of our consolidated financial statements.

Note 1 to our audited Financial Statements included in this Report discusses the most significant policies we apply, or intend to apply, in preparing our consolidated financial statements, some of which are subject to alternative treatments under accounting principles generally accepted in the United States of America.

Economic and Political Risks

The Company’s two subsidiaries operating in the Russian Federation face a number of risks and challenges since their operations and primary markets are in the Russian Federation, 100% of their revenue is earned in the Russian Federation and 100% of their assets are located in the Russian Federation.  Management cannot presently predict what future impact the political risk will have on these subsidiaries or the Company, if any, or how the political climate in the Russian Federation will affect the operations of these subsidiaries. Accordingly, events resulting from any change in the political climate could have a material effect on the Company.

Allowance for Doubtful Accounts

The principal accounting policy potentially subject to change as a result of our business operations is that relating to the treatment of our receivables and the related allowance for doubtful accounts that would be shown on our balance sheet. Our allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry and in the electronic component resale industry in Europe, and the financial ability of our customers. The Company believes that no allowance for doubtful accounts is necessary at June 30, 2010 and 2008 for the U.S. construction subsidiaries. For other subsidiaries, allowances for doubtful accounts have been provided. In the future we will continue to evaluate provisions for allowances for doubtful accounts depending on the financial strength of the customers that owe us payments, as well as our estimate of economic conditions generally in the areas where we operate.

Business Combinations

During 2009, the Company adopted the revised accounting guidance related to business combinations. This guidance requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the literature.  In accordance with this guidance, acquisition-related costs, including restructuring costs, must be recognized separately from the acquisition and will generally be expensed as incurred.  That replaces the cost-allocation process detailed in previous accounting literature, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. The Company implemented this new guidance effective January 1, 2009 and as a result, a total of $10,000 in acquisition related costs were charged to selling, general and administrative expenses during 2009.

Goodwill

Goodwill is tested for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company tests goodwill for impairment, and has established December 31 as the annual impairment test date, using a fair value approach at the reporting unit level.  A reporting unit is an operating segment or one level below an operating segment for which discrete financial information is available and reviewed regularly by management. Assets and liabilities of the Company have been assigned to the reporting units to the extent they are employed in or are considered a liability related to the operations of the reporting unit and are considered in determining the fair value of the reporting unit.  The Company has determined that its reportable operating segments are its reporting units.

The goodwill impairment test is a two-step process.  If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares implied fair value of the reporting unit’s goodwill (i.e., fair value of the reporting unit less the fair value of the unit’s assets and liabilities, including identifiable intangible assets) with the carrying amount of that goodwill.  If the carrying value of goodwill exceeds its implied fair value, the excess is required to be recorded as an impairment.

Evaluation of Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in ASC 360-15-35.  If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Foreign Currency Translation

The functional currency for foreign operations is the local currency and the United States dollar is the reporting currency.

Assets and liabilities of foreign operations are translated at exchange rates as of the balance sheet date, and income, expense and cash flow items are translated at the average exchange rate for the applicable period.  Translation adjustments are recorded in other comprehensive income (loss).

Recent Accounting Pronouncements

The Company’s significant accounting policies are summarized in Note 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  There were no significant changes to these accounting policies during the six months ended June 30, 2010 and the Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Results of Operations

YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

Revenues

Revenues for the year ended December 31, 2009 were $1,217,560 as compared to $1,668,830 for the year ended December 31, 2008 representing a 27% decrease of approximately $451,000.  The Company attributes the decrease primarily to a downturn in the housing market that severely impacted revenue and decreases in revenue in our European market due to the economic crisis in 2009.

Cost of Sales

Cost of sales decreased approximately $231,000 or 23% from $1,017,952 for the year ended December 31, 2008 to $787,199 for the year ended December 31, 2009.  The Company attributes the decrease primarily to the decrease in sales during 2009.

General and Administrative Expenses

General and administrative expenses increased approximately $93,000 or 18.9% from $492,233 for the year ended December 31, 2008 as compared to $584,910 for the year ended December 31, 2009.  The Company attributes the increase primarily to a write-off of bad debts in the amount of $105,000, increase in legal and accounting expenses involved with the filings with the Securities and Exchange Commission offset, in part, by lower operating expenses due to the economic crisis during 2009.

Net Earnings (Loss)

For the year ended December 31, 2009, the Company incurred a net loss of approximately $175,000 as compared with net income of $125,000 for the year ended December 31, 2008. The Company attributes the net loss in 2009 primarily to a decrease in revenue due to economic crisis and an increase in general and administrative expenses due to increased bad debts and higher professional fees during the year.

Trend Analysis by Industry Segment

Construction

Net sales for the year ended December 31, 2009 were $273,539 as compared to $271,631 for the year ended December 31, 2008 representing a 1% increase of approximately $1,908.  The Company attributes the increase primarily to an upturn in the U.S. housing and European markets towards the end of 2009.  The Company expects revenues to increase for 2010.

Capital expenditures decreased approximately $5,099 or 100% from $5,099 for the year ended December 31, 2008 to $0 for the year ended December 31, 2009.  The Company attributes the decrease primarily to the decrease in sales during 2009 and not wanting to purchase equipment during the economic downturn. The Company cannot predict capital expenditures for 2010; however if the economy has an upswing investment in capital assets is likely as sales increase.

Electronic Component Distribution

Net sales for the year ended December 31, 2009 were $745,796 as compared to $1,126,080 for the year ended December 31, 2008 representing a 34% decrease of approximately $380,284. The Company attributes the decrease primarily to a downturn in the economy during 2009 and a lack of capital spending by customers.  The Company expects revenues to increase for 2010.

Capital expenditures decreased approximately $90,856 or 100% from $90,856 for the year ended December 31, 2008 to $0 for the year ended December 31, 2009.  The Company attributes the decrease primarily to the decrease in sales during 2009 and not wanting to purchase equipment during the economic downturn.  The Company cannot predict capital expenditures for 2010; however if the economy has an upswing, investment in capital assets is likely as sales increase.

Consulting

Net sales for the year ended December 31, 2009 were $47,333 as compared to $80,000 for the year ended December 31, 2008 representing a 41% increase of approximately $32,667.  The Company attributes the decrease primarily to the fact that most consulting work was obtained at the end of 2009 when the economy started to rebound.  A large contract was signed in 2009, part of that income was allocated to 2010.  The Company expects revenues to increase for 2010.

Capital expenditures decreased approximately $1,780 or 100% from $1,780 for the year ended December 31, 2008 to $0 for the year ended December 31, 2009.  The Company attributes the decrease primarily to the decrease in sales during 2009 and not purchasing equipment during the economic downturn.  The Company expects increased capital expenditures in 2010 due to the fact that the Company is currently in the process of developing office space which will be used by the Company beginning May 2010.

Retail

Net sales for the year ended December 31, 2009 were $150,892 as compared to $191,119 for the year ended December 31, 2008 representing a 21% decrease of approximately $40,227.  The Company attributes the decrease primarily to a downturn in consumer spending due to the economic crisis of 2009.  Sales began rebounding towards the end of 2009 and the Company expects revenues to increase for 2010.

Capital expenditures increased approximately $17,093 or 100% from $0 for the year ended December 31, 2008 to $17,093 for the year ended December 31, 2009.  The Company attributes the increase to the purchase of a vehicle which will be used for in home consultations and deliveries.  The Company hopes that the purchase of this asset will further help drive sales.  The Company cannot predict capital expenditures for 2010; however if the economy has an upswing investment in capital assets is likely as sales increase.

THREE MONTHS ENDED JUNE 30, 2010 AND JUNE 30, 2009

Revenues

Revenues for the three months ended June 30, 2010 were $1,523,309 as compared to $390,465 for the three months ended June 30, 2009 representing a 290% increase of approximately $1,133,000. The Company attributes the increase primarily to the acquisition of several additional companies at the end of 2009.

Cost of Sales

Cost of sales increased approximately $719,000 or 287% from $250,454 for the three months ended June 30, 2009 to $969,802 for the three months ended June 30, 2010.  The Company attributes the increase primarily to the acquisition of several additional companies at the end of 2009.

General and Administrative Expenses

General and administrative expenses increased approximately $272,000 or 222% to $394,111 for the three months ended June 30, 2010 as compared to $122,377 for the three months ended June 30, 2009.  The Company attributes the increase primarily to an increase in legal and accounting expenses involved with the filings with the Securities and Exchange Commission as well as by the acquisition of several additional companies at the end of 2009 offset, in part, by lower operating expenses.

Net Earnings (Loss)

For the three months ended June 30, 2010, the Company reported net income of approximately $132,052 as compared with net earnings of $937 for the three months ended June 30, 2009.  The Company attributes the net income in 2010 primarily to the acquisition of several additional companies at the end of 2009.

SIX MONTHS ENDED JUNE 30, 2010 AND JUNE 30, 2009

Revenues

Revenues for the six months ended June 30, 2010 were $2,895,209 as compared to $602,020 for the six months ended June 30, 2009 representing a 381% increase of approximately $2,293,006.  The Company attributes the increase primarily to the acquisition of several additional companies at the end of 2009.

Cost of Sales

Cost of sales increased approximately $1,542,000 or 417% from $369,902 for the six months ended June 30, 2009 to $1,912,254 for the six months ended June 30, 2010.  The Company attributes the increase primarily to the acquisition of several additional companies at the end of 2009.

General and Administrative Expenses

General and administrative expenses increased approximately $394,000 or 115% to $735,910 for the six months ended June 30, 2010 as compared to $341,672 for the six months ended June 30, 2009.  The Company attributes the increase primarily to an increase in legal and accounting expenses involved with the filings with the Securities and Exchange Commission as well as by the acquisition of several additional companies at the end of 2009 offset, in part, by lower operating expenses.

Net Earnings (Loss)

For the six months ended June 30, 2010, the Company reported net income of approximately $196,367 as compared with a net loss of $(124,786) for the six months ended June 30, 2009.  The Company attributes the net income in 2010 primarily to the acquisition of several additional companies at the end of 2009.

Liquidity and Capital Resources

As of June 30, 2010, the Company has a working capital surplus of $431,088 and stockholders' equity of $1,804,407.  The Company finances its activities presently through operations and related party loans.

A subsidiary of the Company is presently in default of a mortgage secured by a building owned by the subsidiary.  The full number of required principal payments have not been made since May 2008 and current interest payments are past due.  The terms of the mortgage state if the mortgage is not paid, the balance should be immediately due and payable and the mortgage may be foreclosed.  As of December 31, 2008, the entire amount of approximately $162,000 was due.  No demand by the lender for payment or any foreclosure action has been taken.

Cash and cash equivalents decreased approximately $25,000 during the six months ended June 30, 2010.  The decrease is primarily attributable to cash used in operating activities of approximately $23,000, advances on a note receivable of approximately $11,000, purchase of property and equipment of approximately $86,000, payments of debt of approximately $27,000, repayments to a related party of approximately $22,000 and a $(18,540) effect of exchange rate changes on cash offset, in part, by proceeds of advances from a related party and loans of approximately $96,000.

Accounts receivable increased by approximately $30,000 to approximately $1.2 million during the six months ended June 30, 2010 primarily due to collections of accounts receivable during the six month period.  Inventories decreased by approximately $2,500 to approximately $642,000 during the six months ended June 30, 2010 primarily due to better quality control.  Accounts payable and accrued expenses decreased by approximately $60,000 during the six months ended June 30, 2010 primarily due to the use of funds from operating activities to pay down payables.  Customer advances decreased by approximately $219,000 during the six months ended June 30, 2010 to approximately $217,000 during the six months ended June 30, 2010 primarily due to a decrease in activity during the period.

Property and equipment decreased by approximately $24,000 from December 31, 2009 reflecting the depreciation of assets by Company and the sale of a building during the second quarter of 2010, offset by the purchase of property and equipment of approximately $86,000.

Trend Analysis by Industry Segment

Construction

Sales and capital expenditures increases for the six month period ended June 30, 2010 reflect the acquisitions of Kuhn and Schilling.

Net sales for the six months ended June 30, 2010 were $2,206,259 as compared to $176,604 for the six months ended June 30, 2009 representing a 1,149% increase of approximately $2,030,000, principally a result of the acquisitions of Kuhn and Schilling.  The Company also attributes the increase to an upturn in the U.S. housing and European markets towards the end of 2009.  The Company expects revenues of our construction subsidiaries to increase for 2010.

Electronic Component Distribution

Sales and capital expenditures increases for the six month period ended June 30, 2010 reflect the acquisition of Fregat.

Net sales for the six months ended June 30, 2010 were $477,804 as compared to $332,257 for the six months ended June 30, 2009 representing a 44% increase of approximately $146,000.  The Company attributes the increase primarily to the acquisition of Fregat, whose operations are included following the December 31, 2009 date of acquisition and increases in demand of electric components during the quarter.  The Company expects revenues to increase for 2010.

Consulting

Net sales for the six months ended June 30, 2010 were $102,667 as compared to $0 for the six months ended June 30, 2009.  The Company attributes the increase primarily to the fact that most consulting work was obtained at the end of 2009 when the economy started to rebound.  A large contract was signed in 2009, part of that income was earned in to 2010.  The Company expects revenues to increase for 2010.

Retail

Net sales for the six months ended June 30, 2010 were $108,479 as compared to $93,159 for the six months ended June 30, 2009 representing a 15% increase of approximately $10,300.  The Company attributes the increase primarily to a rebound in consumer spending following the economic crisis of 2009.  Sales began rebounding towards the end of 2009 and the Company expects revenues to increase for 2010.

Capital Expenditures

Capital expenditures for the Company during the six months ended June 30, 2010 was approximately $86,000.  The expenditures primarily consisted of leasehold improvements to a new office in Orlando Florida and purchase of land in the Russian Federation.  Capital expenditures throughout 2010 will be made as needed but the Company does not expect the cash outflow will have a major impact on the Company's cash flow during 2010.

Off−Balance Sheet Arrangements

We have not entered into any off−balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Inflation

It is the opinion of the Company that inflation has not had a material effect on its operations.

Item 9.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

ROYAL STYLE DESIGN, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

ROYAL STYLE DESIGN, INC.

  Index
Page

Report of Independent Registered Public Accounting Firm	36

Report of Independent Registered Public Accounting Firm	37

Consolidated Balance Sheets as of December 31, 2009
and 2008	38

Consolidated Statements of Operations for the Years
Ended December 31, 2009 and 2008	39

Consolidated Statement of Stockholders' Equity for Each
of the Two Years in the Period Ended December 31, 2009	40

Consolidated Statements of Cash Flows for the Years
Ended December 31, 2009 and 2008	41-42

Notes to Consolidated Financial Statements	43-57

Madsen & Associates, CPA's Inc.
684 East Vine Street
Murray, UT 84107

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Royal Style Design, Inc. and Subsidiaries
Orlando. Florida

We have audited the accompanying consolidated balance sheet of Royal Style Design, Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  The financial statements of Royal Style Design, Inc. and Subsidiaries as of December 31, 2008, were audited by other auditors whose report, dated December 14, 2009, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2009 financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Madsen & Associates, CPA's Inc.

April 2, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Royal Style Design, Inc.
Altamonte Springs, FL  32701

We have audited the accompanying consolidated balance sheet of Royal Style Design, Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Wiener, Goodman & Company, P.C.
Eatontown, New Jersey

December 14, 2009

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$320,345	$19,581
Accounts receivable-net of allowance of $39,000 and $34,000, respectively	1,172,253	188,704
Notes receivable - related parties	53,573	30,500
Inventories	645,410	342,326
Other current assets	148,604	41,019
Total Current Assets	2,340,185	622,130

Property and equipment-net	1,273,922	115,685
Goodwill	49,610	-
Other assets	87,350	-

Total Assets	$3,751,067	$737,815

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$211,245	$-
Accounts payable	962,352	450,608
Accrued expenses	220,782	18,179
Customer advances	485,871	37,871
Due to related parties	117,948	5,125
Deferred revenue	52,667	-
Income taxes payable	2,273	4,711
Total Current Liabilities	2,053,138	516,494
Long-term Liabilities:
Long-term debt-less current portion above	27,563	-
Total Liabilities	2,080,701	516,494

Commitments & Contingencies	-	-
Stockholders' Equity:
Common Stock, $.001 par value; authorized 100,000,000 shares:
93,638,511and 86,235,800 shares issued and outstanding at
December 31, 2009 and 2008, respectively	93,637	86,235
Additional paid-in capital	1,716,579	(72,886)
Retained earnings (deficit)	(97,668)	242,914
Accumulated other comprehensive loss	(42,182)	(34,942)
Total Stockholders' Equity	1,670,366	221,321
Total Liabilities and Stockholders' Equity	$3,751,067	$737,815

See Notes to Consolidated Financial Statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2009	2008
Net sales:
Revenue	$1,217,560	$1,668,830

Cost and expenses:
Cost of sales	787,199	1,017,952
General and administrative	584,910	492,233
	1,372,109	1,510,185

(Loss) income from operations	(154,549)	158,645

Other income (expense):

Interest expense	(2,345)	(4,080)
(Loss) earnings before
provision for income taxes	(156,894)	154,565

Provision for income taxes	18,346	29,425

Net (loss) earnings	$(175,240)	$125,140
(Loss) earnings per common share
- basic and diluted	$(0.00)	$0.00

Weighted average number of common
shares outstanding - basic and diluted	86,897,177	86,235,800

See Notes to Consolidated Financial Statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

			Additional	Retained	Accumulated
	Common Stock		Paid-in	Earnings	Other Comprehensive	Comprehensive
	Shares	Amount	Capital	(Deficit)	Income (Loss)	Income (Loss)	Total

Balance, January 1, 2008	86,235,800	$86,235	$(85,356)	$117,774	$7,479		$126,132

Assets contributed by shareholders			10,870				10,870

Foreign currency adjustment					(42,421)	(42,421)	(42,421)

Contribution from shareholders			1,600				1,600

Net earnings				125,140		125,140	125,140

Comprehensive income						$82,719

Balance, December 31, 2008	86,235,800	86,235	(72,886)	242,914	(34,942)		221,321

Assets contributed by shareholders			728,815				728,815

Effect of reverse acquisition	6,500,000	6,500	158,842	(165,342)			-

Foreign currency adjustment					(7,240)	$(7,240)	(7,240)

Issuance of common stock for acquisitions	902,711	903	901,808		-	-	902,711

Net (loss)				(175,240)		(175,240)	(175,240)

Comprehensive loss						$(182,480)

Balance, December 31, 2009	93,638,511	$93,638	$1,716,579	$(97,668)	$(42,182)		$1,670,367

See Notes to Consolidated Financial Statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended,
	December 31,
	2009	2008
Cash flows from operating activities:
Net (loss) earnings	$(175,240)	$125,140
Adjustments to reconcile net cash
provided by operating activities:
Depreciation and amortization	15,349	5,846
Allowances for bad debts	(7,499)	31,543
Changes in operating assets and
Liabilities	295,971	(118,722)

Net cash provided by operating activities	128,581	43,807

Cash flows from investing activities:
Cash from acquisitions	128,109	-
Advances on note receivable	-	(30,500)
Repayments on note receivable	30,500	-
Purchase of property and equipment	(17,093)	(97,735)

Net cash provided by (used in) investing activities	141,516	(128,235)

Cash flows from financing activities:
Contribution from shareholder	-	1,600
Payments on debt	(6,792)	-
Proceeds from loan	12,859	-
Proceeds from advances from related party	24,600	5,125

Net cash provided by financing activities	30,667	6,725

Effect of exchange rate changes on cash	-	592

Net increase (decrease) in cash and cash equivalents	300,764	(77,111)

Cash and cash equivalents-beginning of year	19,581	96,692

Cash and cash equivalents-end of year	$320,345	$19,581

See Notes to Consolidated Financial Statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Continued)

	For the Years Ended,
	December 31,
Supplementary Information:	2009	2008
Cash paid during the year for:
Interest	$2,345	$4,080
Income taxes	$-	$21,101
Noncash contribution of assets by shareholder	$728,815	$10,870

Changes in operating assets and liabilities consist of:
(Increase) decrease in accounts receivable	$86,095	$(252,580)
Decrease in inventory	86,505	64,961
Increase in prepaid expenses	(19,005)	-
Decrease in accounts payable and accrued expenses	29,918	115,727
Increase in customer advances	62,229	(44,448)
Increase in deferred revenue	52,667	-
Increase (decrease) in income tax payable	(2,438)	(2,382)

Net cash provided by operating activities	$295,971	$(118,722)

Details of Acquisitions:
Fair market value of assets acquired	$1,949,807
Liabilities assumed	1,047,096

Common stock issued	$902,711

See Notes to Consolidated Financial Statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

1.            DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Royal Style Design, Inc. (the “Company” or “Royal Style Design”) operates primarily in four industries in two geographical areas - the United States and Europe.  The Company is engaged in custom construction activities in Germany and as a wholesale distributor of electronic components in Russia, and is engaged in similar custom construction activities for the design and installation of stonework and cabinet making and millwork in custom design homes and in the retail sale of high-end contemporary works of art and jewelry in the United States.  The U.S. operations also separately provide business investment consulting services to small private companies.  Sales are predominantly in the United States, Russia and Germany.

Basis of Presentation

On November 20, 2009, Royal Style Design entered into a Share Exchange Agreement ("Agreement") with the stockholders of Diversified Global Holdings, Inc. a Delaware corporation, ("DGH"), providing for the acquisition by Royal Style Design of 100% of all the outstanding shares of common stock of DGH.  In connection with the agreement, as of November 20, 2009, Royal Style Design issued 86,235,800 shares of its common stock to the stockholders of DGH.  The issuance of these 86,235,800 shares effectively gave control of Royal Style Design to the stockholders of DGH.

For accounting purposes only, the transaction was treated as a recapitalization of DGH, as of November 20, 2009, with DGH as the acquirer.  The financial statements prior to November 20, 2009 are those of DGH and reflect the assets and liabilities of DGH at historical carrying amounts. The financial statements show a retroactive restatement of DGH's historical stockholders' equity to reflect the equivalent number of shares issued to DGH.

On July 1, 2009, the Financial Accounting Standards Board ("FASB") established Accounting Standards Codification ("ASC") as the primary source of authoritative generally accepted accounting principles ("GAAP") recognized by the FASB to be applied by nongovernmental entities.  Although the establishment of the ASC did not change current GAAP, it did change the way we refer to GAAP throughout this document to reflect the updated referencing convention.

Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, including businesses acquired since their respective dates of acquisition.  All intercompany transactions and balances have been eliminated.

Economic and Political Risks

Two of the Company's subsidiaries, Kontakt Limited Liability Company ("Kontakt") and Fregat Limited Liability Company ("Fregat"), face a number of risks and challenges since their operations are in the Russian Federation and its primary market is in the Russian Federation.  100% of Kontakt's and Fregat's revenue are earned in the Russian Federation and 100% of Kontakt's and Fregat's assets are located in the Russian Federation.  Management cannot presently predict what future impact the political risk will have on the Company, if any, or how the political climate in the Russian Federation will affect the Company’s operations.  Accordingly, events resulting from any change in the political climate could have a material effect on the Company.

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Use of Estimates

The preparation of the financial statements in conformity with accepted accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Estimates are used in determining such items as costs to complete performance contracts, income tax exposures, accruals, depreciable/useful lives, allowance for doubtful accounts and valuation allowances.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with the ASC 605, "Revenue Recognition".

Revenue is recognized for the retail sale of contemporary works of art when title to the merchandise passes to the purchaser.

Revenue is recognized in custom construction activities such as the design and installation of stonework and cabinet making and millwork in custom design homes as each stage is completed, based on a percentage of the projected costs.  There are no customer acceptance provisions in its sales contracts.  The majority of the revenue has been received from developers.

Revenue from the sale of electronic components and other custom construction activities is recognized when the product has been delivered and title and risk have passed to the customer, collection of the resulting receivable is deemed reasonable assured, and the sales price is fixed and determinable.  Substantially all of the shipments are FCA (free carrier) which provide for title to pass upon delivery to the customer's freight carrier.

Revenue from consulting fees is recognized when earned.  Consulting fees received in advance are amortized over the life of the contract.  Unearned consulting fees are recorded as deferred revenues on the Company's consolidated balance sheet.

Cash and Cash Equivalents

Cash and cash equivalents include cash deposited in checking accounts, overnight repurchase agreements and money market funds with maturities of 90 days or less when purchased.  The cash balances are held at a few institutions and may, at times, exceed insurable amounts.  The Company believes it mitigates this risk by depositing cash in major financial institutions.

Accounts Receivables

Accounts receivables are recorded after title passes to the purchaser and are presented in the balance sheet net of allowances for doubtful accounts.  Accounts receivables are written off when they are determined to be uncollectible.  The Company receives advances from customers prior to the delivery of the products.  The Company records these advance payments as Customer Advances on the Company’s consolidated balance sheet.  Customer advances as of December 31, 2009 and 2008 were $485,871 and $37,871, respectively.  The allowance for doubtful accounts is estimated based on the Company's historical losses, the existing economic condition in the industry, and the financial ability of its customers.  For the years ended December 31, 2009 and 2008 the Company established a reserve for doubtful accounts of $39,000 and $34,000, respectively.

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

During the years ended December 31, 2009 and 2008 the Company wrote off receivables in the amount of $21,270 and $151,453, respectively, which is included in the general and administrative expenses in the Consolidated Statement of Operations.

Inventories

Inventories are stated at the lower of cost or market.  The Company also receives goods on consignment and payment is made to the consignor when title to the merchandise passes to the purchaser.

Depreciation

Property and equipment is carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Depreciable
Asset	Lives
Vehicles	3 years
Machinery and equipment	5 - 7 years
Signs	5 years
Building and improvements	30 years

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements.  Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent they believe these assets will more-likely-than-not be realized.  In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations.  In the event the Company was to determine that it would be able to realize its deferred income tax assets in the future in excess of its net recorded amount, the Company would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company accounts for income taxes in accordance with the Internal Revenue Code in the United States, the Internal Income Tax Law of the Russian Federation and the Income Tax Law of the Republic of Germany. The Russian Federation subsidiaries are taxed at a rate of 24% and the Republic of Germany subsidiaries are taxed at a rate of 15%.

Business Combinations

During 2009, the Company adopted the revised accounting guidance related to business combinations. This guidance requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the literature.  In accordance with this guidance, acquisition-related costs, including restructuring costs, must be recognized separately from the acquisition and will generally be expensed as incurred.  That replaces the cost-allocation process detailed in previous accounting literature, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values.   The Company implemented this new guidance effective January 1, 2009 and as a result, a total of $10,000 in acquisition related costs were charged to selling, general and administrative expenses during 2009.

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Goodwill

Goodwill is tested for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company tests goodwill for impairment, and has established December 31 as the annual impairment test date, using a fair value approach at the reporting unit level.  A reporting unit is an operating segment or one level below an operating segment for which discrete financial information is available and reviewed regularly by management.  Assets and liabilities of the Company have been assigned to the reporting units to the extent they are employed in or are considered a liability related to the operations of the reporting unit and are considered in determining the fair value of the reporting unit.  The Company has determined that its reportable operating segments are its reporting units.

The goodwill impairment test is a two-step process.  If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any.  The second step of the goodwill impairment test compares implied fair value of the reporting unit’s goodwill (i.e., fair value of the reporting unit less the fair value of the unit’s assets and liabilities, including identifiable intangible assets) with the carrying amount of that goodwill.  If the carrying value of goodwill exceeds its implied fair value, the excess is required to be recorded as an impairment.

Evaluation of Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in ASC 360-15-35.  If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, accounts receivable and notes receivable.

The Company's cash and cash equivalents are concentrated primarily in one bank in the United States and various banks in Germany and Russia.  At times, such deposits could be in excess of insured limits.  Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

The Company grants credit to customers based on an evaluation of the customer’s financial condition, without requiring collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.  The Company controls its exposure to credit risk due to normally dealing with the same contractors and receiving payment for materials prior to completion of the services.

The Company is also subject to the risk of currency fluctuations that may affect the prices paid for goods and the amounts received for revenue.

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Earnings Per Share

Basic earnings per share are computed by dividing net earnings by the weighted average number of common shares outstanding during the specified period. Diluted earnings per common share is computed by dividing net income by the weighted average number of common shares and potential common shares during the specified period. For the years ended December 31, 2009 and 2008, there were no potential shares outstanding.

Fair Value of Financial Instruments

The Company adopted ASC 820, "Fair Value Measurements and Disclosures" on January 1, 2008, for all financial assets and liabilities that are recognized or disclosed at fair value in the condensed consolidated financial statements on a recurring basis or on a nonrecurring basis during the reporting period. While the Company adopted the provisions of ASC 820 for nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis, no such assets or liabilities existed at the balance sheet date. As permitted by ASC 820, the Company delayed implementation of this standard for all nonfinancial assets and liabilities recognized or disclosed at fair value in the financial statements on a nonrecurring basis and adopted these provisions effective January 1, 2009.

The fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability.  ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  These tiers include:  Level 1, defined as observable inputs such as quoted market prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions.

As of December 31, 2009, the Company held certain financial assets that are measured at fair value on a recurring basis.  These consisted of cash and cash equivalents.  The fair values of the cash and cash equivalents is determined based on quoted market prices in public markets and is categorized as Level 1.   The Company does not have any financial assets measured at fair value on a recurring basis as Level 2 or Level 3 and there were no transfers in or out of Level 2 or Level 3 during the year ended December 31, 2009.

The following table sets forth by level, within the fair value hierarchy, the Company’s financial assets accounted for at fair value on a recurring basis as of December 31, 2009 and 2008.

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

		Assets at Fair Value as of December 31, 2009 and 2008 Using
December 31, 2009	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash and cash equivalents	$320,345	$320,345	$-	$-

December 31, 2008	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash and cash equivalents	$19,581	$19,581	$-	$-

The Company has other financial instruments, such as receivables, accounts payable and other liabilities which have been excluded from the tables above.  Due to the short-term nature of these instruments, the carrying value of receivables, accounts payable and other liabilities approximate their fair values.  The Company did not have any other financial liabilities with the scope of the fair value disclosure requirements as of December 31, 2009.

Non-financial assets and liabilities, such as goodwill and long-lived assets, are accounted for at fair value on a nonrecurring basis.  These items are tested for impairment upon the occurrence of a triggering event or in the case of goodwill, on at least an annual basis.  As of December 31, 2009, there was no impairment to goodwill.  The Company's interim test on its long-lived assets indicated that the carrying value of its long-lived assets was recoverable and that no impairment existed as of the testing date.

Foreign Currency Translation

The functional currency for foreign operations is the local currency and the United States dollar is the reporting currency.

Assets and liabilities of foreign operations are translated at exchange rates as of the balance sheet date, and income, expense and cash flow items are translated at the average exchange rate for the applicable period.  Translation adjustments are recorded in Other comprehensive income (loss).

New Financial Accounting Standards

During 2009, the Company adopted the revised accounting guidance related to business combinations.  This guidance requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the literature.  In accordance with this guidance, acquisition-related costs, including restructuring costs, must be recognized separately from the acquisition and will generally be expensed as incurred.  That replaces the cost-allocation process detailed in previous accounting literature, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values.  The Company implemented this new guidance effective January 1, 2009.

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

During 2009, the Company implemented an update to the accounting guidance related to earnings per share.  In accordance with this accounting guidance, unvested share-based payment awards with rights to dividends are participating securities and shall be included in the computation of basic earnings per share.  The Company adopted this guidance effective January 1, 2009.  This implementation did not have a material impact on prior periods presented.

The FASB has published a update to the accounting guidance on fair value measurements and disclosures as it relates to investments in certain entities that calculate net asset value per share (or its equivalent).  This accounting guidance permits a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent).  This update also requires new disclosures, by major category of investments, about the attributes of investments included within the scope of this amendment to the Codification.  The guidance in this update is effective for interim and annual periods ending after December 15, 2009.  The Company does not expect the adoption of this standard to have a material impact on the Company's results of operations, financial condition or cash flows.

2.             ACQUISITIONS

Effective December 31, 2009, the Company entered into three Exchange and Acquisition Agreements (the “Agreements”) for the acquisition of three companies: Fregat Ltd., a limited company formed under the laws of Russia (“Fregat”), for the acquisition of which the Company issued 203,698 shares of its common stock to the owner of all of the outstanding ownership interests in Fregat; Bauelemente Kuhn GmbH, a limited liability company formed under the laws of Germany (“Kuhn”), for the acquisition of which the Company issued 63,233 shares of its common stock to the owner of all of the outstanding ownership interests in Kuhn; and Kuechen Schilling GmbH, a limited liability company formed under the laws of Germany (“Schilling”), for the acquisition of which the Company issued 635,780 shares of its common stock to the owner of all of the outstanding ownership interests in Schilling.  In connection with the Agreements, as of December 31, 2009, the Company issued an aggregate of 902,711 shares of its common stock to the owners of the three companies the Company acquired.

Each of the agreements entered into with the three companies acquired on December 31, 2009, provides the former owners to require the Company to initiate the regulatory filing process for clearance by the Securities and Exchange Commission to register the shares received by the former owners, subject to the Company's Board approval, and for the right of each former owner to repurchase ownership of the subsidiary they sold to the Company at any time in the first year following the closing date, by such former owner paying the Company the value of that subsidiary, as such value is determined by the Company's Board of Directors.

The aggregate purchase price was $902,711, the fair value of the common stock issued.  The results of operations of the three companies acquired will be included in the consolidated financial statements beginning January 1, 2010.  The following table presents the preliminary allocation of the purchase price to the assets acquired and liabilities assumed, based on their fair values.

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

At December 31, 2009

Purchase price:
Common stock issued	$902,711
Total consideration		$902,711

Allocation of purchase price:
Cash		121,592
Accounts receivable		1,043,268
Notes receivable - related parties		53,573
Inventories		389,589
Other current assets		84,733
Property, plant and equipment		120,517
Other assets		86,925
Goodwill		49,610

Total Assets Acquired		1,949,807

Current portion of long-term debt		25,234
Accounts payable		500,358
Accrued expenses		135,733
Customer advances		385,771

Total Liabilities Assumed		1,047,096

Net Assets Acquired		$902,711

The acquisitions have been accounted for using the purchase method of accounting, and accordingly, the results of operations of Fregat, Kuhn and Schilling will be included in the Company's consolidated financial statements from January 1, 2010.

The following unaudited pro forma summary of results of operations assume Fregat, Kuhn and Schilling had been acquired as of January 1, 2008:

	Years Ended
	December 31,
	2009	2008
Net revenue	$5,816,992	$6,778,469
Net earnings (loss)	(146,566)	107,015
Earnings (loss) per share - diluted	(0.00)	0.00

The information above is not necessarily indicative of the results of operations if the acquisition had been consummated as of January 1, 2008.  Such information should not be construed as a representation of the future results of operations of the Company.

3.             GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill represents the excess of the purchase price over the value assigned to the net intangible and other intangible assets with finite lives acquired in a business acquisition.  Effective January 1, 2009, acquisition related costs will be recognized separately from the acquisition in accordance with ASC 805, "Business Combinations".

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

The changes in the carrying value of goodwill for the year ended December 31, 2009 is as follows:

Total

Balance, December 31, 2008	$-

Acquired during the year ended
December 31, 2009	49,610

Balance, December 31, 2009	$49,610

Nonfinancial assets and liabilities, such as goodwill and long-lived assets, are accounted for at fair value on a non recurring basis.  These items are tested for impairment upon the occurrence of a triggering event or in the case of goodwill, on at least an annual basis.

4.             PROPERTY and EQUIPMENT

Property, plant and equipment consist of furniture and equipment used in the ordinary course of business and are recorded at cost less accumulated depreciation.

	December 31,
	2009	2008

Machinery & equipment	$48,430	$16,980
Vehicles	147,052	8,051
Buildings and building improvements	1,113,268	110,131
	1,308,750	135,162
Less: accumulated depreciation	34,828	19,477
	$1,273,922	$115,685

In November 2009, a shareholder of the Company contributed a building to the Company with a fair value of approximately $1 million in accordance with an appraisal performed by an independent third party, and related debt of approximately $271,000.

Depreciation expense for the years ended December 31, 2009 and 2008 was $15,349 and $5,846, respectively.

5.             NOTES RECEIVABLE - RELATED PARTIES

A)	In October 2008, the Company advanced Alfa Investment Fund, a company owned by a major shareholder of the Company, $30,500. The advance is interest free. The advance was repaid in full in 2009.

B)
In connection with the acquisition of Kuhn, the Company has a receivable from a shareholder as of December 31, 2009 in the amount of $53,573.  The note bears interest at 5% per anum and is due upon demand.

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

6.             INVENTORIES

As of December 31, 2009 and 2008, inventory consists of the following:

	December 31,
	2009	2008
Finished goods	$394,272	$112,176
Work in progress	148,815	-
Raw materials	3,070	-
Advance deposits	99,253	230,150
	$645,410	$342,326

The Company prepays various suppliers for inventory.  The deposits paid in advance are included as a component of the Company's inventory.

7.             DEBT

Long-term debt consists of the following:

	December 31,
	2009	2008
Mortgage payable, interest at 10%, monthly payment	$162,217	$-
of $2,200, due June 2011, collaterized
by a building and the personal guarantee
of a shareholder (1)

Automobile loans, interest at 0 - 5.9%, monthly payments	51,356	-
of $2,028, due December 2010 through December 2013

Automobile loan, interest at 14%, monthly payment	13,590	-
of $1,224 due November 2010

Automobile loan, interest at 5%, monthly payment	4,689	-
of $469 due October 2010

Loan payable, interest free, due upon demand	6,956	-
	238,808	-
Less current portion	211,245	-
	$27,563	$-

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

The following table shows the maturities by year of the total amount of long-term debt as of December 31, 2009:

Year Ending December 31,
2010	211,245
2011	21,810
2012	3,285
2013	2,468
$238,808

(1) The mortgage is currently in default.  No payments of principal or interest have been made since May 2008.  The terms of the mortgage state if the mortgage is not paid, the balance shall be immediately due and payable and the mortgage may be foreclosed.  As of the date of this report, no demand by the lender for payment or any foreclosure action has been taken.

8.             ACCRUED EXPENSES

	December 31,
	2009	2008
Professional fees	$58,659	$-
Salaries	36,166	-
Taxes payable	62,197	-
Warranty	18,434	-
Other	45,326	18,179
	$220,782	$18,179

9.             COMMON STOCK

The Company is authorized to issue 100,000,000 shares of $.001 par value common stock of which 93,638,511 shares are outstanding as of December 31, 2009.

10.           INCOME TAXES

The Company adopted the provisions of FASB ASC 740, "Income Taxes", ("ASC 740") on January 1, 2008.  As a result of the implementation of ASC 740, the Company recognized no adjustment in the net liabilities or equity for unrecognized income tax benefits.  The Company believes there are no potential uncertain tax positions and all tax returns are correct as filed.  Should the Company recognize a liability for uncertain tax positions, the Company will separately recognize the liability for uncertain tax positions on its balance sheet.  Included in any liability for uncertain tax positions, the Company will setup a liability for interest and penalties.  The Company policy is to recognize interest and penalties related to uncertain tax positions as a component at the current provision for income taxes.

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

The provision for income taxes consists of the following:

	For the Years Ended
	December 31,
	2009	2008
Current:
Federal:	$-	$4,711
Foreign:	18,346	24,714
	18,346	29,425
Deferred:
Federal:	-	-
Foreign:	-	-
	-	-
	$18,346	$29,425

A reconciliation of taxes on income computed at the federal stated rate to amounts provided:

	For the Years Ended
	December 31,
	2009	2008
Tax computed at the federal stated
rate of 34%:	$(53,343)	$52,552
Increase (decease) in taxes resulting from:
Different tax rates and permanent
differences:	18,346	(23,127)
Unused net operating losses	53,343	-
	$18,346	$29,425

The Company files income tax returns in all jurisdictions in which it has reason to believe it is subject to tax.  The Company is subject to examination by various taxing jurisdictions.  To date, none of these examinations has resulted in any material additional tax.  Nonetheless, any tax jurisdiction may contend that a filing position claimed by the Company regarding one or more of its transactions is contrary to that jurisdictions laws or regulations.  Significant judgment is required in determining the worldwide provisions for income taxes.  In the ordinary course of business of a global business, the ultimate tax outcome is uncertain for many transactions.  It is the Company’s policy to establish provisions for taxes that may become payable in future years as a result of an examination by tax authorities.  The Company establishes the provisions based upon management’s assessment of exposure associated with permanent tax differences and tax credits applied to temporary difference adjustments.  The tax provisions are analyzed periodically (at least quarterly) and adjustments are made as events occur that warrant adjustments to those provisions.

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Components of deferred income tax assets are as follows:

	December 31,
	2009	2008
	Tax Effect
Deferred Tax Asset - Current
Foreign net operating loss carryforward	$31,000	$-
U.S. net operating loss carryforward	82,000	58,000
Valuation allowance	(113,000)	(58,000)
	$-	$-

As of December 31, 2009, the Company recorded a deferred tax asset with a foreign net operating loss ("NOL") carryforward of approximately $205,000 and U.S. net operating loss carryforward of approximately $240,000 that was fully offset by a valuation allowance due to the determination that it was more than likely that the Company would be unable to utilize those benefits in the foreseeable future.  The Company's foreign NOL expires in 2015 and the U.S. NOL expires in 2025.

Section 382 of the U.S. Internal Revenue Code imposes an annual limitation on the availability of NOL carryforwards to offset taxable income when an ownership change occurs.  The Company's reverse recapitalization meets the definition of an ownership change and some of the NOL's will be limited.

11.           RELATED PARTY TRANSACTIONS

a)
A stockholder of the Company advanced the Company $5,125 during the year ended December 31, 2008 and $24,600 during the year ended December 31, 2009.  The advance is interest free and due on demand.  No payments have been made against the advance and the amount due the related party is $29,725 and $5,125 at December 31, 2009 and 2008, respectively.

b)
In connection with the contribution of a building to the Company by a shareholder, the Company is obligated to reimburse the shareholder for payments made by the shareholder in connection with the building.  The note to the shareholder bears interest of 5% per anum and is due upon demand.  As of December 31, 2009, the amount due the shareholder was $88,223.

c)
On May 1, 2009, a subsidiary of the Company entered into an investment consulting agreement with Alpha Limited, a company owned by a major shareholder of the Company.  The subsidiary paid Alpha Limited $50,000 in consulting fees during the year ended December 31, 2009.

12.           BUSINESS SEGMENT INFORMATION

FASB ASC 280-10-10 "Segment Reporting" ("ASC 280-10-10"), established standards for reporting information about operating segments.  Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by management.  The Company is organized by geographical area and industry segment.

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

The following financial information relating to the Company's business segments:

	2009	2008
Net sales by geographic areas:
United States	$471,764	$542,750
Europe	745,796	1,126,080
	$1,217,560	$1,668,830
Net sales by industry segment:
Electronic components	$745,796	$1,126,080
Art work and jewelry	150,892	191,119
Construction	273,539	271,631
Other	47,333	80,000
	$1,217,560	$1,668,830

	2009	2008
(Loss) income from operations:
Electronic components	$(106,811)	$148,423
Artwork and jewelry	(6,262)	2,076
Construction	(39,023)	(12,366)
Other	(2,453)	20,512
	$(154,549)	$158,645
Capital Expenditures:
Electronic components	$-	$90,856
Artwork and jewelry	17,093	-
Construction	-	5,099
Other	-	1,780
	$17,093	$97,735
Depreciation and Amortization:
Electronic components	$37	$57
Artwork and jewelry	6,485	1,248
Construction	8,471	4,470
Other	356	71
	$15,349	$5,846

Total Assets:
United States	$1,222,606	$54,160
Europe	2,528,461	683,655
	$3,751,067	$737,815

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

13.           COMMITMENTS AND CONTINGENCIES

Leases

The Company leases various office and warehouse facilities.  The leases contain no escalation or capital improvement funding provisions.  Two of the leases are to related parties.  The terms of the leases vary with various leases on a month to month basis or long-term basis.  Some leases contain terms as to when notices are needed to terminate the leases by either lessor or lessee.

Future minimum lease payments for operating leases are approximately as follows:

Year Ending
December 31,
2010	$51,975
2011	-
Thereafter	-
$51,975

Rent expense was $34,576 and $62,352 for the years ended December 31, 2009 and 2008, respectively.

14.           SUBSEQUENT EVENTS

In February 2010, the Company entered into three Letters of Intent to purchase the outstanding common stock of Technostroy, LTD ("Technostroy"), Tatnefteprovodstroy, OJSC ("Tatnefteprovodstroy"), and Xerxis Consulting, LLC ("Xerxis").  Under the terms of the Letters of Intent, the companies agree to negotiate the purchase of the outstanding shares and details the conditions for the mutual exchange of information.  The Company expects the due diligence process will take approximately three months.

Technostroy is a construction and logistics company located in the Romanian Federation.  Tatnefteprovodstroy is a company located in the Russian Federation that constructs oil, gas and product pipelines with completed projects in the Russian Federation, China, Kuwait, Iraq and France.  Xerxis formerly known as Rademacher Consulting GmbH, is a skilled labor, temporary employment agency.  Xerxis recently relocated its headquarters to Orlando, Florida, and has a database of over 1,000 skilled workers.

Subsequent events have been reviewed through April 2, 2010.

ROYAL STYLE DESIGN, INC.

CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

JUNE 30, 2010

ROYAL STYLE DESIGN, INC.

INDEX

Page

Consolidated Balance Sheets as of June 30, 2010 and December 31, 2009 (unaudited)	60

Consolidated Statement of Operations for the Six Months
Ended June 30, 2010 and 2009 (unaudited)	61

Consolidated Statement of Stockholders' Equity for the Six Months
Ended June 30, 2009 (unaudited)	62

Consolidated Statement of Cash Flows for the Six Months
Ended June 30, 2010 and 2009 (unaudited)	63-64

Notes to Unaudited Consolidated Financial Statements	65-74

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS

Current Assets:
Cash and cash equivalents	$274,562	$320,345
Accounts receivable-net of allowance of $9,000 and $39,000, respectively	1,202,515	1,172,253
Notes receivable - related parties	64,520	53,573
Inventories	642,964	645,410
Other current assets	51,007	148,604

Total Current Assets	2,235,568	2,340,185

Property and equipment-net	1,250,125	1,273,922
Goodwill	49,610	49,610
Other assets	109,542	87,350

Total Assets	$3,644,845	$3,751,067

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current portion of long-term debt	$202,223	$211,245
Accounts payable	911,965	962,352
Accrued expenses	181,848	220,781
Customer advances	267,088	485,871
Due to related parties	164,706	117,948
Deferred revenue	50,000	52,667
Income taxes payable	26,650	2,273

Total Current Liabilities	1,804,480	2,053,137

Long-term Liabilities:
Long-term debt-less current portion above	35,958	27,563

Total Liabilities	1,840,438	2,080,700

Commitments & Contingencies	-	-

Stockholders' Equity:
Common Stock, $.001 par value; authorized 100,000,000 shares:
93,638,511 and 93,638,511 shares issued and outstanding at
June 30, 2010 and December 31, 2009, respectively	93,638	93,638
Additional paid-in capital	1,716,579	1,716,579
Retained earnings (deficit)	98,699	(97,668)
Accumulated other comprehensive loss	(104,509)	(42,182)

Total Stockholders' Equity	1,804,407	1,670,367

Total Liabilities and
Stockholders' Equity	$3,644,845	$3,751,067

See notes to unaudited consolidated financial statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009
Net sales:
Revenue	$2,895,209	$602,020	$1,523,309	$390,465

Cost and expenses:
Cost of sales	1,912,254	369,902	969,802	250,454
General and administrative	735,910	341,672	394,111	122,377
	2,648,164	711,574	1,363,913	372,831

Income (loss) from operations	247,045	(109,554)	159,396	17,634

Other income (expense):
Other income	10,809	-	801	-
Interest expense	(11,218)	(2,000)	(5,067)	(937)
	(409)	(2,000)	(4,266)	(937)

Earnings (loss) earnings before provision for income taxes	246,636	(111,554)	155,130	16,697

Provision for income taxes	50,269	13,232	23,078	15,760

Net earnings (loss)	$196,367	$(124,786)	$132,052	$937

Earnings (loss) earnings per common share - basic and diluted	$0.00	$0.00	$0.00	$0.00

Weighted average number of common shares
outstanding - basic and diluted	93,638,511	86,235,800	93,638,511	86,235,800

See notes to unaudited consolidated financial statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(Unaudited)

			Additional	Retained	Accumulated
	Common Stock		Paid-in	Earnings	Other Comprehensive	Comprehensive
	Shares	Amount	Capital	(Deficit)	Income (Loss)	Income (Loss)	Total

Balance, January 1, 2009	86,235,800	$86,235	$(72,886)	$242,914	$(34,942)		$221,321

Assets contributed by shareholders			728,815				728,815

Effect of reverse acquisition	6,500,000	6,500	158,842	(165,342)			-

Foreign currency adjustment					(7,240)	$(7,240)	(7,240)

Issuance of common stock for acquisitions	902,711	903	901,808		-	-	902,711

Net (loss)				(175,240)		(175,240)	(175,240)

Comprehensive loss						$(182,480)

Balance, December 31, 2009	93,638,511	93,638	1,716,579	(97,668)	(42,182)		1,670,367

Foreign currency adjustment					(62,327)	$(62,327)	(62,327)

Net income				196,367		196,367	196,367

Comprehensive income						$134,040

Balance, June 30, 2010	93,638,511	$93,638	$1,716,579	$98,699	$(104,509)		$1,804,407

See notes to unaudited consolidated financial statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities:
Net (loss) earnings	$196,367	$(124,786)
Adjustments to reconcile net (loss) earnings to net cash
provided by operating activities:
Depreciation and amortization	47,290	5,700
Changes in operating assets and liabilities	(220,094)	167,446

Net cash (used in) provided by operating activities	23,563	48,360

Cash flows from investing activities:
Advances on note receivable	(10,947)	-
Purchase of property and equipment	(85,990)	(20,677)

Net cash (used in) investing activities	(96,937)	(20,677)

Cash flows from financing activities:
Payments on debt	(27,392)	-
Proceeds from loans	26,765	12,092
Proceeds from advances from related party	69,062	26,200
Repayments to related party	(22,304)	-

Net cash provided by financing activities	46,131	38,292

Effect of exchange rate changes on cash	(18,540)	-

Net increase (decrease) in cash and cash equivalents	(45,783)	65,975

Cash and cash equivalents-beginning of period	320,345	19,581

Cash and cash equivalents-end of period	$274,562	$85,556

See notes to unaudited consolidated financial statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
Continued
	For the Six Months Ended
	June 30,
	2010	2009
Supplementary Information:
Cash paid during the year for:
Interest	$14,292	$2,000
Income taxes	$25,892	$-

Changes in operating assets and liabilities consist of:
(Increase) decrease in accounts receivable	$(106,152)	$117,957
Decrease in inventory	2,446	153,096
Decrease in other current assets	97,597	3,150
(Increase) in other assets	(22,192)	(1,781)
(Decrease) in accounts payable and accrued expenses	(12,320)	(157,444)
Increase (decrease) in customer advances	(201,183)	51,810
(Decrease) in deferred revenue	(2,667)	-
Increase in income tax payable	24,377	658

	$(220,094)	$167,446

See notes to unaudited consolidated financial statements

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The consolidated balance sheet as of June 30, 2010 and the consolidated statements of operations, stockholders' equity and cash flows for the periods presented have been prepared by Royal Style Design, Inc. (the "Company" or "RSD") and are unaudited.  In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in stockholders' equity and cash flows for all periods presented have been made.  The information for the consolidated balance sheet as of December 31, 2009 were derived from audited financial statements.

Organization

Royal Style Design, Inc. (the “Company” or “Royal Style Design”) operates primarily in four industries in two geographical areas - the United States and Europe.  The Company is engaged in custom construction activities in Germany and as a wholesale distributor of electronic components in Russia, and is engaged in similar custom construction activities for the design and installation of stonework and cabinet making and millwork in commercial construction projects and custom design homes and in the retail sale of high-end contemporary works of art and jewelry in the United States.  The U.S. operations also separately provide business consulting services to small private companies.  Sales are predominantly in the United States, Russia and Germany.

Basis of Presentation

On November 20, 2009, Royal Style Design entered into a Share Exchange Agreement ("Agreement") with the stockholders of Diversified Global Holdings, Inc. a Delaware corporation, ("DGH"), providing for the acquisition by Royal Style Design of 100% of all the outstanding shares of common stock of DGH.  In connection with the agreement, as of November 20, 2009, Royal Style Design issued 86,235,800 shares of its common stock to the stockholders of DGH.  The issuance of these 86,235,800 shares effectively gave control of Royal Style Design to the stockholders of DGH.

For accounting purposes only, the transaction was treated as a recapitalization of DGH, as of November 20, 2009, with DGH as the acquirer.  The financial statements prior to November 20, 2009 are those of DGH and reflect the assets and liabilities of DGH at historical carrying amounts. The financial statements show a retroactive restatement of DGH's historical stockholders' equity to reflect the equivalent number of shares issued to DGH.

On July 1, 2009, the Financial Accounting Standards Board ("FASB") established Accounting Standards Codification ("ASC") as the primary source of authoritative generally accepted accounting principles ("GAAP") recognized by the FASB to be applied by nongovernmental entities.  Although the establishment of the ASC did not change current GAAP, it did change the way we refer to GAAP throughout this document to reflect the updated referencing convention.

Reporting and Functional Currency

The Company has determined that the United States dollar (“USD”) is the reporting currency for the purposes of financial reporting under United States Generally Accepted Accounting Principles.

The local currency and the functional currency of the foreign subsidiaries of the Company is the Russian Ruble (“RUR”) and European Euro ("Euro").

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

Any conversion of RUR and Euro amounts to USD should not be construed as a representation that such RUR and Euro amounts have been, could be, or will in the future be converted into USD at the current exchange rate or at any other exchange rate.

Recent Accounting Pronouncements

The Company’s significant accounting policies are summarized in Note 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  There were no significant changes to these accounting policies during the six months ended June 30, 2010 and the Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

2.	EARNINGS PER SHARE

Basic earnings per share are computed by dividing net earnings by the weighted average number of common shares outstanding during the specified period. Diluted earnings per common share is computed by dividing net income by the weighted average number of common shares and potential common shares during the specified period. For the period ended June 30, 2010 and 2009, there were no potential shares outstanding.

3.	ACQUISITIONS

Effective December 31, 2009, the Company entered into three Exchange and Acquisition Agreements (the “Agreements”) for the acquisition of three companies: Fregat Ltd., a limited company formed under the laws of Russia (“Fregat”), for the acquisition of which the Company issued 203,698 shares of its common stock to the owner of all of the outstanding ownership interests in Fregat; Bauelemente Kuhn GmbH, a limited liability company formed under the laws of Germany (“Kuhn”), for the acquisition of which the Company issued 63,233 shares of its common stock to the owner of all of the outstanding ownership interests in Kuhn; and Kuechen Schilling GmbH, a limited liability company formed under the laws of Germany (“Schilling”), for the acquisition of which the Company issued 635,780 shares of its common stock to the owner of all of the outstanding ownership interests in Schilling.  In connection with the Agreements, as of December 31, 2009, the Company issued an aggregate of 902,711 shares of its common stock to the owners of the three companies the Company acquired.

Each of the agreements entered into with the three companies acquired on December 31, 2009, provides the former owners to require the Company to initiate the regulatory filing process for clearance by the Securities and Exchange Commission, to register the shares received by the former owners, subject to the Company's Board approval, and for the right of each former owner to repurchase ownership of the subsidiary they sold to the Company at any time in the first year following the closing date, by such former owner paying the Company the value of that subsidiary, as such value is determined by the Company's Board of Directors.

The aggregate purchase price was $902,711, the fair value of the common stock issued.  The results of operations of the three companies acquired will be included in the consolidated financial statements beginning January 1, 2010.  The following table presents the preliminary allocation of the purchase price to the assets acquired and liabilities assumed, based on their fair values.

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

At December 31, 2009

Purchase price:
Common stock issued	$902,711
Total consideration		$902,711

Allocation of purchase price:
Cash		121,592
Accounts receivable		1,043,268
Notes receivable - related parties		53,573
Inventories		389,589
Other current assets		84,733
Property, plant and equipment		120,517
Other assets		86,925
Goodwill		49,610

Total Assets Acquired		1,949,807

Current portion of long-term debt		25,234
Accounts payable		500,358
Accrued expenses		135,733
Customer advances		385,771

Total Liabilities Assumed		1,047,096

Net Assets Acquired		$902,711

The acquisitions have been accounted for using the purchase method of accounting, and accordingly, the results of operations of Fregat, Kuhn and Schilling will be included in the Company's consolidated financial statements from January 1, 2010.

The following unaudited pro forma summary of results of operations assume Fregat, Kuhn and Schilling had been acquired as of January 1, 2009:

Six Months Ended
June 30,
2009
Net revenue	$3,055,136
Net loss	(118,403)
Earnings (loss) per share - diluted	(0.00)

The information above is not necessarily indicative of the results of operations if the acquisition had been consummated as of January 1, 2009.  Such information should not be construed as a representation of the future results of operations of the Company.

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

4.	FAIR VALUE MEASUREMENT

The Company utilizes the accounting guidance for fair value measurements and disclosures for all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the condensed consolidated financial statements on a recurring basis or on a nonrecurring basis during the reporting period.  The fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based upon the best use of the asset or liability at the measurement date.  The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability.  The accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  These tiers are defined as follows:

Level 1 - Observable inputs such as quoted market prices in active markets

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable

Level 3 - Unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions

As of June 30, 2010, the Company held certain financial assets that are measured at fair value on a recurring basis.  These consisted of cash and cash equivalents.  The fair values of the cash and cash equivalents is determined based on quoted market prices in public markets and is categorized as Level 1.   The Company does not have any financial assets measured at fair value on a recurring basis as Level 2 or Level 3 and there were no transfers in or out of Level 1, Level 2 or Level 3 during the six months ended June 30, 2010 and 2009.

The following table sets forth by level, within the fair value hierarchy, the Company’s financial assets accounted for at fair value on a recurring basis as of June 30, 2010 and December 31, 2009.

		Assets at Fair Value as of June 30, 2010 and
		December 31, 2009 Using

June 30, 2010	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash and cash equivalents	$274,562	$274,562	$-	$-

December 31, 2009	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash and cash equivalents	$320,345	$320,345	$-	$-

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

The Company has other financial instruments, such as receivables, accounts payable and other liabilities which have been excluded from the tables above.  Due to the short-term nature of these instruments, the carrying value of receivables, accounts payable and other liabilities approximate their fair values.  The Company did not have any other financial liabilities within the scope of the fair value disclosure requirements as of June 30, 2010.

Non-financial assets and liabilities, such as goodwill and long-lived assets, are accounted for at fair value on a nonrecurring basis.  These items are tested for impairment upon the occurrence of a triggering event or in the case of goodwill, on at least an annual basis.  As of June 30, 2010, there was no impairment to goodwill.  The Company's interim test on its long-lived assets indicated that the carrying value of its long-lived assets was recoverable and that no impairment existed as of the testing date.  There were no triggering events that occurred during the six months ended June 30, 2010 that would warrant interim impairment testing.

5.	GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill represents the excess of the purchase price over the value assigned to the net intangible and other intangible assets with finite lives acquired in a business acquisition.  Effective January 1, 2009, acquisition related costs will be recognized separately from the acquisition in accordance with ASC 805, "Business Combinations".

The changes in the carrying value of goodwill for the six months ended June 30, 2010 is as follows:

Total

Balance, December 31, 2009	$49,610

Adjustments	-

Balance, June 30, 2010	$49,610

Nonfinancial assets and liabilities, such as goodwill and long-lived assets, are accounted for at fair value on a non recurring basis.  These items are tested for impairment on the occurrence of a triggering event or in the case of goodwill, on at least an annual basis.

6.	PROPERTY and EQUIPMENT

Property, plant and equipment consist of furniture and equipment used in the ordinary course of business and are recorded at cost less accumulated depreciation.

	June 30,	December 31,
	2010	2009

Machinery & equipment	$160,566	$48,430
Vehicles	147,052	147,052
Buildings and building improvements	1,022,093	1,113,268
Land	2,532	-
	1,332,243	1,308,750
Less: accumulated depreciation	82,118	34,828
	$1,250,125	$1,273,922

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

In November 2009, a shareholder of the Company contributed a building to the Company with a fair value of approximately $1 million in accordance with an appraisal performed by an independent third party, and related debt of approximately $271,000.

In June 2010, the Company sold a building in Kazan, Russia for approximately $95,000.  For the six months ended June 30, 2010, the Company recorded a gain on the sale of approximately $9,200, which is included in other income on the Company's consolidated statement of operations.  The proceeds from the sale are included in accounts receivable on the Company's consolidated balance sheet as of June 30, 2010.

Depreciation expense for the six months ended June 30, 2010 and 2009 was $47,290 and $5,700, respectively.

7.	NOTES RECEIVABLE - RELATED PARTIES

In connection with the acquisition of Kuhn, the Company has a receivable from a shareholder as of June 30, 2010 and December 31, 2009 in the amount of $64,520 and $53,573, respectively.  The note bears interest at 5% per anum and is due upon demand.  Interest income for the six months ended June 30, 2010 and 2009 was $1,620 and $-0-, respectively.

8.	INVENTORIES

As of June 30, 2010 and December 31, 2009, inventory consists of the following:

	June 30,	December 31,
	2010	2009
Finished goods	$356,437	$394,272
Work in progress	73,910	148,815
Raw materials	-	3,070
Advance deposits	212,617	99,253
	$642,964	$645,410

The Company prepays various suppliers for inventory.  The deposits paid in advance are included as a component of the Company's inventory.

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

9.	DEBT

Long-term debt consists of the following:

	June 30,	December 31,
	2010	2009
Mortgage payable, interest at 10% per anum, monthly payment	$162,217	$162,217
of $2,200, due June 2011, collaterized
by a building and the personal guarantee
of a shareholder (1)

Automobile loans, interest at 0 - 5.9% per anum, monthly payments	42,317	51,356
of $2,028, due December 2010 through December 2013

Automobile loan, interest at 14% per anum, monthly payment	5,279	13,590
of $1,224 due November 2010

Automobile loan, interest at 5% per anum, monthly payment	1,603	4,689
of $469 due October 2010

Loan payable, interest at 15% per anum, due November 2011	9,617	-

Loan payable, interest free, due upon demand	17,148	6,956
	238,181	238,808
Less current portion	202,223	211,245
	$35,958	$27,563

(1)The mortgage is currently in default.  No payments of principal have been made since May 2008 and current interest payments are past due.  The terms of the mortgage state if the mortgage is not paid, the balance shall be immediately due and payable and the mortgage may be foreclosed.  As of the date of this report, no demand by the lender for payment or any foreclosure action has been taken.

The following table shows the maturities by year of the total amount of long-term debt as of December 31, 2009:

Year Ending December 31,
2010	$201,001
2011	31,427
2012	3,285
2013	2,468
$238,181

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

Interest expense for the six months ended June 30, 2010 and 2009 was $9,345 and $2,000, respectively.

10.	ACCRUED EXPENSES

	June 30,	December 31,
	2010	2009
Professional fees	$37,375	$58,659
Salaries	37,702	36,166
Taxes payable	26,996	62,197
Warranty	15,852	18,434
Interest	22,690	25,764
Other	41,233	19,561
	$181,848	$220,781

11.	COMMON STOCK

The Company is authorized to issue 100,000,000 shares of $.001 par value common stock of which 93,638,511 shares are outstanding as of June 30, 2010.

On August 5, 2010, three major shareholders of the Company each contributed 13,000,000 shares owned by them (for a total of 39,000,000 shares) to the capital of the Company.  Following the acceptance of the 39,000,000 shares of common stock so reacquired by the Company as a contribution to capital by these three shareholders, under the Florida Business Corporation Act, such shares constituted authorized but unissued shares of common stock of the Company.

On August 5, 2010, the completed three acquisitions (see Note 16, "Subsequent Events") and issued 32,630,159 common shares of the Company in connection with these acquisitions.

As of August 5, 2010, there are currently 87,267,670 shares of common stock outstanding.

12.	INCOME TAXES

The Company adopted the provisions of FASB ASC 740, "Income Taxes", ("ASC 740") on January 1, 2008.  As a result of the implementation of ASC 740, the Company recognized no adjustment in the net liabilities or equity for unrecognized income tax benefits.  The Company believes there are no potential uncertain tax positions and all tax returns are correct as filed.  Should the Company recognize a liability for uncertain tax positions, the Company will separately recognize the liability for uncertain tax positions on its balance sheet.  Included in any liability for uncertain tax positions, the Company will setup a liability for interest and penalties.  The Company policy is to recognize interest and penalties related to uncertain tax positions as a component of the current provision for income taxes.

As of June 30, 2010, the Company recorded a deferred tax asset with a foreign net operating loss ("NOL") carryforward of approximately $68,000 and U.S. net operating loss carryforward of approximately $168,000 that was fully offset by a valuation allowance due to the determination that it was more than likely that the Company would be unable to utilize those benefits in the foreseeable future.  The Company's foreign NOL expires in 2015 and the U.S. NOL expires in 2025.

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

Section 382 of the U.S. Internal Revenue Code imposes an annual limitation on the availability of NOL carryforwards to offset taxable income when an ownership change occurs.  The Company's reverse recapitalization meets the definition of an ownership change and some of the NOL's will be limited.

13.	RELATED PARTY TRANSACTIONS

a)
A stockholder of the Company advanced the Company $29,725 during the years ended December 31, 2008 and 2009 and $69,062 during the six months ended June 30, 2010.  The advance is interest free and due on demand.  No payments have been made against the advance and the amount due the related party is $98,787 and $29,725 at June 30, 2010 and December 31, 2009, respectively.

b)
In connection with the contribution of a building to the Company by a shareholder, the Company is obligated to reimburse the shareholder for payments made by the shareholder in connection with the building.  The note to the shareholder bears interest of 5% per anum and is due upon demand.  As of June 30, 2010 and December 31, 2009, the amount due the shareholder was $65,619 and $88,223, respectively.  Interest expense for the six months ended June 30, 2010 and 2009 was $1,873 and $-0-, respectively.

14.	BUSINESS SEGMENT INFORMATION

FASB ASC 280-10-10 "Segment Reporting" ("ASC 280-10-10"), established standards for reporting information about operating segments.  Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by management.  The Company is organized by geographical area and industry segment.

The following financial information relating to the Company's business segments:

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net sales by geographic areas:
United States	$511,701	$269,763	$339,538	$145,428
Europe	2,383,508	332,257	1,183,771	245,037
	$2,895,209	$602,020	$1,523,309	$390,465
Net sales by industry segment:
Electronic components	$477,804	$332,257	$214,574	$245,037
Art work and jewelry	108,479	93,159	43,916	33,953
Construction	2,206,259	176,604	1,214,819	111,475
Other	102,667	-	50,000	-
	$2,895,209	$602,020	$1,523,309	$390,465
Income (loss) from operations:
Electronic components	$49,023	$(115,221)	$10,387	$17,634
Artwork and jewelry	15,435	4,735	9,195	515
Construction	188,063	15,025	155,708	9,122
Other	(5,476)	(14,093)	(15,894)	(9,637)
	$247,045	$(109,554)	$159,396	$17,634

Total Assets: (as at)	June 30, 2010	December 31, 2009
United States	$1,281,356	$1,222,606
Europe	$2,363,489	2,528,461
	$3,644,845	$3,751,067

15.	COMMITMENTS AND CONTINGENCIES

In February 2010 and April 2010, the Company entered into two letters of intent to purchase the outstanding common stock of Tatnefteprovodstroy, OJSC and up to 48% of the outstanding equity of Yachtsman Properties, LLC.  Under the terms of the Letters of Intent, the Company agreed to negotiate the purchase of the outstanding shares and detailed the conditions for the mutual exchange of information.  The due diligence process has expired and the Letters of Intent have been terminated.

16.	SUBSEQUENT EVENTS

On August 5, 2010, the Company completed the acquisitions to purchase 100% of the outstanding ownership interests of Technostroy, Ltd, ("Technostroy"), Xerxis Consulting LLC ("Xerxis") and OOO PSO Kazannefthiminvest Ltd ("KNHI").  The Company issued 344,944 shares of its common stock to Technostroy, 25,215 shares of its common stock to Xerxis and 32,260,000 shares of its common stock to KNHI.

Technostroy, a limited liability company formed under the laws of the Russian Federation, is a construction and logistics company.  Xerxis, formerly known as Rademacher Consulting GmbH, is a Florida limited liability company doing business as a skilled labor, temporary employment agency.  Xerxis recently relocated its headquarters in Orlando, Florida, and has a database of over 1,000 skilled workers.  KNHI, a limited liability company formed under the laws of the Russian Federation, is a construction company doing business within the Russian Federation.

Management has evaluated subsequent events through August 12, 2010 which is the date the financial statements were issued.

XERXIS CONSULTING LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2009

XERXIS CONSULTING LLC

INDEX

Page

Report from Independent Registered Public Accounting Firm	77

Balance Sheet as of December 31, 2009	78

Statement of Operations for the Year Ended
December 31, 2009	79

Statement of Member's Equity for the
Year Ended December 31, 2009	80

Statement of Cash Flows for the Year
Ended December 31, 2009	81

Notes to Financial Statements	82-87

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Xerxis Consulting, LLC
Orlando. Florida

We have audited the accompanying balance sheet of Xerxis Consulting, LLC (collectively, the “Company”) as of December 31, 2009, and the related statements of operations, member's equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2009 financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Madsen & Associates, CPA’s Inc.
Madsen & Associates, CPA's Inc.

June 2, 2010

XERXIS CONSULTING L.L.C.
BALANCE SHEET
DECEMBER 31, 2009

December 31,
2009

ASSETS
Current Assets:
Cash	$28,677
Accounts receivable - less allowance for
doubtful accounts of -0-	10,078
Prepaid expenses	2,875
Other current assets	1,709
Total Current Assets	43,339

Property and equipment - net	7,750

Other assets	1,973

TOTAL ASSETS	$53,062

LIABILITIES AND MEMBER'S EQUITY

Current Liabilities:
Accrued expenses	4,003
Income taxes payable	21,438
Total Current Liabilities	25,441

Commitments and Contingencies	-

Member's Equity	27,621

TOTAL LIABILITIES AND MEMBER'S EQUITY	53,062

XERXIS CONSULTING L.L.C.
STATEMENT OF OPERATIONS

Year Ended
December 31,
2009
Revenues:
Net sales	$194,162

Costs and expenses:

General and administrative expenses	146,442
Selling expenses	19,840
166,282

Income from operations	27,880

Other income (expense):
Other income	334

Earnings before provision for
income taxes	28,214

Provision for income taxes	17,457

Net earnings	$10,757

XERXIS CONSULTING L.L.C.
STATEMENT OF MEMBER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2009

			Accumulated
			Other
	Members'	Retained	Comprehensive
	Capital	Earnings	Income	Total

Balance, January 1, 2008	$-	$11,175	$-	$11,175

Net earnings		10,757		10,757

Currency translation adjustment			5,689	5,689

Balance, December 31, 2009	$-	$21,932	$5,689	$27,621

XERXIS CONSULTING L.L.C
STATEMENT OF CASH FLOWS

Year Ended
December 31,
2009
Cash flows from operating activities:
Net earnings	$10,757
Adjustments to reconcile net
earnings to net cash used in operating activities:
Depreciation	1,789
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,351)
Increase in other current assets	(1,545)
Decrease in prepaid expenses	1,960
Increase in other assets	(142)
Increase in other current liabilities	2,528
Increase in income taxes payable	20,438

Net Cash Provided by Operating Activities	34,434

Cash flows from investing activities:
Capital expenditures	(7,340)

Effect of exchange rate changes on cash	(150)

Net increase in cash	26,944

Cash - beginning of year	1,733

Cash - end of year	$28,677

Supplementary information:
Cash paid during the period for:
Interest	$-
Income Taxes	$-

XERXIS CONSULTING LLC
NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2009

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Xerxis Consulting LLC (the “Company” or “Xerxis”), is a skilled labor, temporary employment agency with a database of over 1,000 skilled workers.  For the year ended December 31, 2009, the Company conducted its operations in the Republic of Germany as Rademacher Consulting GmbH.

In December 2009, Marcus Rademacher, the sole member of Rademacher Consulting, GmbH, acquired Schultz & Ott, LLC, a United States entity.  In January 2010, Schultz & Ott, LLC changed its name to Xerxis Consulting LLC and began operations in the United States.  Rademacher Consulting GmbH transferred all its existing contracts to Xerxis and all world-wide operations in 2010 are operated under Xerxis Consulting LLC, a Florida limited liability company.

Basis of Presentation

On July 1, 2009, the Financial Accounting Standards Board ("FASB") established Accounting Standards Codification ("ASC") as the primary source of authoritative generally accepted accounting principles ("GAAP") recognized by the FASB to be applied by nongovernmental entities.  Although the establishment of the ASC did not change current GAAP, it did change the way we refer to GAAP throughout this document to reflect the updated referencing convention.

Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with accepted accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Estimates are used in determining such items as costs to complete performance contracts, income tax exposures, accruals, depreciable/useful lives, allowance for doubtful accounts and valuation allowances.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with the ASC 605, "Revenue Recognition".

Revenue from consulting services are recognized when earned.  Consulting services received in advance are amortized over the life of the contract.  Unearned consulting services are recorded as deferred revenues on the Company's balance sheet.

Cash and Cash Equivalents

Cash and cash equivalents include cash deposited in checking accounts, overnight repurchase agreements and money market funds with maturities of 90 days or less when purchased.  The cash balances are held at a few institutions and may, at times, exceed insurable amounts.  The Company believes it mitigates this risk by depositing cash in major financial institutions.

Accounts Receivables

Accounts receivables are recorded after consulting services are performed and are presented in the balance sheet net of allowances for doubtful accounts.  Accounts receivables are written off when they are determined to be uncollectible.  The allowance for doubtful accounts is estimated based on the Company's historical losses, the existing economic condition in the industry, and the financial ability of its customers.  For the year ended December 31, 2009, the Company established no reserves.

During the year ended December 31, 2009, the Company recorded no bad debt expense.

Depreciation

Property and equipment is carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Depreciable
Asset	Lives
Machinery and equipment	5 years

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements.  Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent they believe these assets will more-likely-than-not be realized.  In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations.  In the event the Company was to determine that it would be able to realize its deferred income tax assets in the future in excess of its net recorded amount, the Company would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company accounts for income taxes in accordance with the I Income Tax Law of the Republic of Germany at a rate of 15%.

Evaluation of Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in ASC 360-15-35.  If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company's cash and cash equivalents are concentrated primarily in one bank in Germany.  At times, such deposits could be in excess of insured limits.  Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

The Company grants credit to customers based on an evaluation of the customer’s financial condition, without requiring collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.  The Company controls its exposure to credit risk due to normally dealing with the same companies.

The Company is also subject to the risk of currency fluctuations that may affect the prices paid for goods and the amounts received for revenue.

Fair Value Measurements

The Company utilizes the accounting guidance for fair value measurements and disclosures for all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the condensed consolidated financial statements on a recurring basis or on a nonrecurring basis during the reporting period.  The fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based upon the best use of the asset or liability at the measurement date.  The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability.  The accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  These tiers are defined as follows:

Level 1 -  Observable inputs such as quoted market prices in active markets

Level 2 -  Inputs other than quoted prices in active markets that are either directly or indirectly observable

Level 3 -  Unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions

As of December 31, 2009, the Company held certain financial assets that are measured at fair value on a recurring basis.  These consisted of cash and cash equivalents.  The fair values of the cash and cash equivalents is determined based on quoted market prices in public markets and is categorized as Level 1.   The Company does not have any financial assets measured at fair value on a recurring basis as Level 2 or Level 3 and there were no transfers in or out of Level 2 or Level 3 during the year ended December 31, 2009.

The following table sets forth by level, within the fair value hierarchy, the Company’s financial assets accounted for at fair value on a recurring basis as of December 31, 2009.

		Assets at Fair Value as of December 31, 2009 Using
December 31, 2009	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash and cash equivalents	$28,677	$28,677	$-	$-

The Company has other financial instruments, such as receivables, accounts payable and other liabilities which have been excluded from the tables above.  Due to the short-term nature of these instruments, the carrying value of receivables, accounts payable and other liabilities approximate their fair values.  The Company did not have any other financial liabilities within the scope of the fair value disclosure requirements as of December 31, 2009.

Foreign Currency Translation

The functional currency for foreign operations is the local currency and the United States dollar is the reporting currency.

Assets and liabilities of foreign operations are translated at exchange rates as of the balance sheet date, and income, expense and cash flow items are translated at the average exchange rate for the applicable period.  Translation adjustments are recorded in other comprehensive income (loss).

New Financial Accounting Standards

During 2009, the Company adopted the revised accounting guidance related to business combinations.  This guidance requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the literature.  In accordance with this guidance, acquisition-related costs, including restructuring costs, must be recognized separately from the acquisition and will generally be expensed as incurred.  That replaces the cost-allocation process detailed in previous accounting literature, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values.  The Company implemented this new guidance effective January 1, 2009.

During 2009, the Company implemented an update to the accounting guidance related to earnings per share.  In accordance with this accounting guidance, unvested share-based payment awards with rights to dividends are participating securities and shall be included in the computation of basic earnings per share.  The Company adopted this guidance effective January 1, 2009.  This implementation did not have a material impact on prior periods presented.

The FASB has published a update to the accounting guidance on fair value measurements and disclosures as it relates to investments in certain entities that calculate net asset value per share (or its equivalent).  This accounting guidance permits a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent).  This update also requires new disclosures, by major category of investments, about the attributes of investments included within the scope of this amendment to the Codification.  The guidance in this update is effective for interim and annual periods ending after December 15, 2009.  The Company does not expect the adoption of this standard to have a material impact on the Company's results of operations, financial condition or cash flows.

2.	PROPERTY and EQUIPMENT

Property, plant and equipment consist of furniture and equipment used in the ordinary course of business and are recorded at cost less accumulated depreciation.

December 31,
2009

Machinery & equipment	$10,155
Less: accumulated depreciation	2,405
$7,750

Depreciation expense for the year ended December 31, 2009 was $1,789.

3.	ACCRUED EXPENSES

December 31,
2009
Professional fees	$4,003
Other	-
$4,003

4.           INCOME TAXES

The Company adopted the provisions of FASB ASC 740, "Income Taxes", ("ASC 740") on January 1, 2008.  As a result of the implementation of ASC 740, the Company recognized no adjustment in the net liabilities or equity for unrecognized income tax benefits.  The Company believes there are no potential uncertain tax positions and all tax returns are correct as filed.  Should the Company recognize a liability for uncertain tax positions, the Company will separately recognize the liability for uncertain tax positions on its balance sheet.  Included in any liability for uncertain tax positions, the Company will record a liability for interest and penalties.  The Company policy is to recognize interest and penalties related to uncertain tax positions as a component of the current provision for income taxes.

The provision for income taxes consists of the following:

For the Year Ended
December 31,
2009
Current:
Federal:	$-
Foreign:	17,457
17,457
Deferred:
Federal:	-
Foreign:	-
-
$17,457

A reconciliation of taxes on income computed at the federal stated rate to amounts provided:

For the Year Ended
December 31,
2009
Tax computed at the federal stated
rate of 34%:	$9,593
Increase (decease) in taxes resulting from:
Different tax rates and permanent
differences:	7,864
$17,457

The Company files income tax returns in all jurisdictions in which it has reason to believe it is subject to tax.  The Company is subject to examination by various taxing jurisdictions.  To date, none of these examinations has resulted in any material additional tax.  Nonetheless, any tax jurisdiction may contend that a filing position claimed by the Company regarding one or more of its transactions is contrary to that jurisdictions laws or regulations.  Significant judgment is required in determining the worldwide provisions for income taxes.  In the ordinary course of business of a global business, the ultimate tax outcome is uncertain for many transactions.  It is the Company’s policy to establish provisions for taxes that may become payable in future years as a result of an examination by tax authorities.  The Company establishes the provisions based upon management’s assessment of exposure associated with permanent tax differences and tax credits applied to temporary difference adjustments.  The tax provisions are analyzed periodically (at least quarterly) and adjustments are made as events occur that warrant adjustments to those provisions.

5.           COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office facilities.  The lease contains no escalation or capital improvement funding provisions.  The Company leases 540 square feet of office space with the lease expiring in August 2010. This lease requires the Company to pay certain executory costs (such as maintenance and insurance).  The company does not plan on renewing the lease.

Future minimum lease payments for operating leases are approximately as follows:

Year Ending
December 31,
2010	$4,485
2011	-
Thereafter	-
$4,485

Rent expense was $5,670 for the year ended December 31, 2009.

6.      SUBSEQUENT EVENTS

In February 2010, the Company entered into a Letter of Intent with Royal Style Design, Inc.  Under the terms of the Letter of Intent, Xerxis agrees to negotiate the purchase of its outstanding shares by Royal Style Design, Inc. and details the conditions for the mutual exchange of information.  Xerxis expects the due diligence process will take approximately four months.

Subsequent events have been reviewed through June 3, 2010, which is the date that these financial statements were filed.

TECHNOSTROY, LTD.

FINANCIAL STATEMENTS

DECEMBER 31, 2009 and 2008

TECHNOSTROY, LTD.

INDEX

Page

Report from Independent Registered Public Accounting Firm	90

Balance Sheets as of December 31, 2009 and 2008	91

Statements of Operations for the Years Ended
December 31, 2009 and 2008	92

Statement of Stockholders' Equity for Each of the
Two Years in the Period Ended December 31, 2009	93

Statements of Cash Flows for the Years Ended
December 31, 2009 and 2008	94-95

Notes to Financial Statements	96-102

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Technostroy Ltd.
Kazan, Russia

We have audited the accompanying consolidated balance sheets of Technostroy Ltd. (collectively, the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity and cash flows for the two years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2009 and 2008 financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Madsen & Associates, CPA’s Inc.
Madsen & Associates, CPA's Inc.

July 2, 2010

TECHNOSTROY LTD.
BALANCE SHEETS
	December 31,
	2009	2008
ASSETS

Current Assets:
Cash and cash equivalents	$199,890	$312,361
Accounts receivable-net of allowance of $-0- and $-0-, respectively	66,282	65,044
Inventories	11,611	8,637
Other current assets	137,839	11,320

Total Current Assets	415,622	397,362

Property and equipment-net	571,658	331,545

Total Assets	$987,280	$728,907

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$41,991	$15,824
Accrued expenses	19,478	17,911
Income taxes payable	5,913	9,120
Total Current Liabilities	67,382	42,855

Commitments & Contingencies	-	-

Stockholders' Equity:
Common Stock, $.0379 par value; authorized 10,000 shares:
10,000 and 10,000 shares issued and outstanding at
December 31, 2009 and 2008, respectively	379	379
Retained earnings	1,030,035	798,151
Accumulated other comprehensive loss	(110,516)	(112,478)

Total Stockholders' Equity	919,898	686,052

Total Liabilities and
Stockholders' Equity	$987,280	$728,907

TECHNOSTROY LTD.
STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2009	2008
Net sales:
Revenue	$2,696,306	$6,264,119

Cost and expenses:
Cost of sales	2,243,020	5,287,845
General and administrative	171,908	171,063
	2,414,928	5,458,908

Income from operations	281,378	805,211

Provision for income taxes	49,494	189,002

Net earnings	$231,884	$616,209

Earnings per common share - basic and diluted	$23.19	$61.62

Weighted average number of common shares
outstanding - basic and diluted	10,000	10,000

TECHNOSTROY LTD.
STATEMENT OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

				Accumulated
	Common Stock		Retained	Other Comprehensive	Comprehensive
	Shares	Amount	Earnings	(Loss)	Income (Loss)	Total

Balance, January 1, 2008	10,000	$379	$181,942	$14,883		$197,204

Foreign currency adjustment				(127,361)	$(127,361)	(127,361)

Net earnings			616,209		616,209	616,209

Comprehensive income					$488,848

Balance, December 31, 2008	10,000	379	798,151	(112,478)		686,052

Foreign currency adjustment				1,962	$1,962	1,962

Net earnings			231,884		231,884	231,884

Comprehensive income					$233,846

Balance, December 31, 2009	10,000	$379	$1,030,035	$(110,516)		$919,898

STATEMENTS OF CASH FLOWS

	For the Years Ended,
	December 31,
	2009	2008
Cash flows from operating activities:
Net earnings	$231,884	$616,209
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	47,149	20,124
Changes in operating assets and
liabilities	(110,119)	(161,477)

Net cash provided by operating activities	168,914	474,856

Cash flows from investing activities:

Purchase of property, plant and equipment	(287,262)	(254,657)

Effect of exchange rate changes on cash	5,877	(21,394)

Net increase (decrease) in cash and cash equivalents	(112,471)	198,805

Cash and cash equivalents-beginning of year	312,361	113,556

Cash and cash equivalents-end of year	$199,890	$312,361

TECHNOSTROY LTD.
STATEMENTS OF CASH FLOWS
(Continued)

	For the Years Ended,
	December 31,
	2009	2008
Supplementary Information:
Cash paid during the year for:
Interest	$-	$-
Income taxes	$54,884	$157,859

Changes in operating assets and liabilities consist of:
(Increase) decrease in accounts receivable	$(5,153)	$(102,790)
(Increase) in inventory	(2,974)	(26,361)
Increase in prepaid expenses	(126,519)	(11,320)
Increase in accounts payable	26,167	(22,866)
Increase in accrued expenses	1,567	2,589
(Decrease) in income tax payable	(3,207)	(729)

Net cash provided by operating activities	$(110,119)	$(161,477)

TECHNOSTROY, LTD.
NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Technostroy, Ltd. (the “Company” or “Technostroy”) is a construction and logistics company located in the Russian Federation.  Revenue is predominantly within the Russian Federation.  The Company was granted a license in 2007 to perform various excavation work and the laying of electronic cables.  The license expires in 2012 and is subject to renewal.

Basis of Presentation

On July 1, 2009, the Financial Accounting Standards Board ("FASB") established Accounting Standards Codification ("ASC") as the primary source of authoritative generally accepted accounting principles ("GAAP") recognized by the FASB to be applied by nongovernmental entities.  Although the establishment of the ASC did not change current GAAP, it did change the way we refer to GAAP throughout this document to reflect the updated referencing convention.

Reporting and Functional Currency

The Company has determined that the United States dollar ($) is the reporting currency for the purposes of financial reporting under US GAAP.

The local currency and the functional currency of the Company is the Russian Ruble (“RUR”).

Any conversion of RUR amounts to US dollars should not be construed as a representation that such RUR amounts have been, could be, or will in the future be converted into US dollars at the current exchange rate or at any other exchange rate.

Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges since their operations are in the Russian Federation, its primary market is in the Russian Federation, 100% of the Company's revenue is earned in the Russian Federation and 100% of the Company's assets are located in the Russian Federation.  Management cannot presently predict what future impact the political risk will have on the Company, if any, or how the political climate in the Russian Federation will affect the Company’s operations. Accordingly, events resulting from any change in the political climate could have a material effect on the Company.

Use of Estimates

The preparation of the financial statements in conformity with accepted accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Estimates are used in determining such items as costs to complete performance contracts, income tax exposures, accruals, depreciable/useful lives, allowance for doubtful accounts and valuation allowances.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with the ASC 605, "Revenue Recognition".  Revenue is recognized under the completed-contract method for completed work under ASC 605.  Under this method, revenue and costs from excavation work and the laying of electric cables will be recorded at the time of completion of active performance as outlined in each contract.  The execution of active performance must be agreed by the Company, the customer for whom the work is being performed and an outside third party inspector.  The third party inspector must concur the work has been performed in accordance with the specifications as provided in the contracts between the parties.

Cash and Cash Equivalents

Cash and cash equivalents include cash deposited in checking accounts, overnight repurchase agreements and money market funds with maturities of 90 days or less when purchased.  The cash balances are held at a few institutions and may, at times, exceed insurable amounts.  The Company believes it mitigates this risk by depositing cash in major financial institutions.

Accounts Receivables

Accounts receivables are recorded after active performance is confirmed between the Company and the customer and are presented in the balance sheet net of allowances for doubtful accounts.  Accounts receivables are written off when they are determined to be uncollectible.  The allowance for doubtful accounts is estimated based on the Company's historical losses, the existing economic condition in the industry, and the financial ability of its customers.  For the years ended December 31, 2009 and 2008 the Company established a reserve for doubtful accounts of $-0- and $-0-, respectively.

During the years ended December 31, 2009 and 2008 the Company wrote off receivables in the amount of $-0- and $-0-, respectively.

Inventories

Inventories are stated at the lower of cost or market.

Depreciation

Property and equipment is carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Depreciable
Asset	Lives
Vehicles	3 years
Machinery and equipment	5 - 7 years

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements.  Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent they believe these assets will more-likely-than-not be realized.  In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations.  In the event the Company was to determine that it would be able to realize its deferred income tax assets in the future in excess of its net recorded amount, the Company would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company accounts for income taxes in accordance with the Internal Income Tax Law of the Russian Federation. The Company was taxed at a rate of 24% in 2008 and 20% in 2009.

Evaluation of Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in ASC 360-15-35.  If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company's cash and cash equivalents are concentrated primarily in various banks in Russia.  At times, such deposits could be in excess of insured limits.  Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

The Company grants credit to customers based on an evaluation of the customer’s financial condition, without requiring collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.  The Company controls its exposure to credit risk due to normally dealing with the same contractors and receiving payment for materials prior to completion of the services.

The Company is also subject to the risk of currency fluctuations that may affect the prices paid for goods and the amounts received for revenue.

Earnings Per Share

Basic earnings per share are computed by dividing net earnings by the weighted average number of common shares outstanding during the specified period. Diluted earnings per common share is computed by dividing net income by the weighted average number of common shares and potential common shares during the specified period. For the years ended December 31, 2009 and 2008, there were no potential shares outstanding.

Fair Value of Financial Measurements

The Company utilizes the accounting guidance for fair value measurements and disclosures for all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the condensed consolidated financial statements on a recurring basis or on a nonrecurring basis during the reporting period.  The fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based upon the best use of the asset or liability at the measurement date.  The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability.  The accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  These tiers are defined as follows:

Level 1 -  Observable inputs such as quoted market prices in active markets

Level 2 -  Inputs other than quoted prices in active markets that are either directly or indirectly observable

Level 3 -  Unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions

As of December 31, 2009, the Company held certain financial assets that are measured at fair value on a recurring basis.  These consisted of cash and cash equivalents.  The fair values of the cash and cash equivalents is determined based on quoted market prices in public markets and is categorized as Level 1.   The Company does not have any financial assets measured at fair value on a recurring basis as Level 2 or Level 3 and there were no transfers in or out of Level 1, Level 2 or Level 3 during the year ended December 31, 2009.

The following table sets forth by level, within the fair value hierarchy, the Company’s financial assets accounted for at fair value on a recurring basis as of December 31, 2009 and 2008.

		Assets at Fair Value as of December 31, 2009 and 2008 Using
December 31, 2009	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash and cash equivalents	$199,890	$199,890	$-	$-

December 31, 2008	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash and cash equivalents	$312,361	$312,361	$-	$-

The Company has other financial instruments, such as receivables, accounts payable and other liabilities which have been excluded from the tables above.  Due to the short-term nature of these instruments, the carrying value of receivables, accounts payable and other liabilities approximate their fair values.  The Company did not have any other financial liabilities within the scope of the fair value disclosure requirements as of December 31, 2009 and 2008.

Non-financial assets and liabilities, such as long-lived assets, are accounted for at fair value on a nonrecurring basis.  These items are tested for impairment upon the occurrence of a triggering event or in the case of goodwill, on at least an annual basis.  The Company's interim test on its long-lived assets indicated that the carrying value of its long-lived assets was recoverable and that no impairment existed as of the testing date.

Foreign Currency Translation

The functional currency for foreign operations is the local currency and the United States dollar is the reporting currency.

Assets and liabilities of foreign operations are translated at exchange rates as of the balance sheet date, and income, expense and cash flow items are translated at the average exchange rate for the applicable period.  Translation adjustments are recorded in other comprehensive income (loss).

New Financial Accounting Standards

During 2009, the Company adopted the revised accounting guidance related to business combinations.  This guidance requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the literature.  In accordance with this guidance, acquisition-related costs, including restructuring costs, must be recognized separately from the acquisition and will generally be expensed as incurred.  That replaces the cost-allocation process detailed in previous accounting literature, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values.  The Company implemented this new guidance effective January 1, 2009.

During 2009, the Company implemented an update to the accounting guidance related to earnings per share.  In accordance with this accounting guidance, unvested share-based payment awards with rights to dividends are participating securities and shall be included in the computation of basic earnings per share.  The Company adopted this guidance effective January 1, 2009.  This implementation did not have a material impact on prior periods presented.

The FASB has published a update to the accounting guidance on fair value measurements and disclosures as it relates to investments in certain entities that calculate net asset value per share (or its equivalent).  This accounting guidance permits a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent).  This update also requires new disclosures, by major category of investments, about the attributes of investments included within the scope of this amendment to the Codification.  The guidance in this update is effective for interim and annual periods ending after December 15, 2009.  The Company does not expect the adoption of this standard to have a material impact on the Company's results of operations, financial condition or cash flows.

2.	PROPERTY and EQUIPMENT

Property, plant and equipment consist of furniture and equipment used in the ordinary course of business and are recorded at cost less accumulated depreciation.

	December 31,
	2009	2008

Machinery & equipment	$489,493	$267,239
Vehicles	153,047	88,039
	642,540	355,278
Less: accumulated depreciation	70,882	23,733
	$571,658	$331,545

Depreciation expense for the years ended December 31, 2009 and 2008 was $47,149 and $20,124, respectively.

3.	INVENTORIES

As of December 31, 2009 and 2008, inventory consists of raw materials and petrol.

4.	ACCRUED EXPENSES

	December 31,
	2009	2008
Salaries	$9,734	$8,202
Payroll taxes	9,347	9,300
Other	397	409
	$19,478	$17,911

5.           COMMON STOCK

The Company is authorized to issue 10,000 shares of $.0379 par value common stock of which 10,000 shares are outstanding as of December 31, 2009 and 2008.

6.           INCOME TAXES

The Company adopted the provisions of FASB ASC 740, "Income Taxes", ("ASC 740") on January 1, 2008.  As a result of the implementation of ASC 740, the Company recognized no adjustment in the net liabilities or equity for unrecognized income tax benefits.  The Company believes there are no potential uncertain tax positions and all tax returns are correct as filed.  Should the Company recognize a liability for uncertain tax positions, the Company will separately recognize the liability for uncertain tax positions on its balance sheet.  Included in any liability for uncertain tax positions, the Company will setup a liability for interest and penalties.  The Company policy is to recognize interest and penalties related to uncertain tax positions as a component of the current provision for income taxes.

The provision for income taxes consists of the following:

	For the Years Ended
	December 31,
	2009	2008
Current:
Federal:	$-	$-
Foreign:	49,494	189,002
	49,494	189,002
Deferred:
Federal:	$-	$-
Foreign:	-	-
	$49,494	$189,002

A reconciliation of taxes on income computed at the federal stated rate to amounts provided:

	For the Years Ended
	December 31,
	2009	2008
Tax computed at the federal stated
rate of 34%:	$95,669	$273,772
Increase (decease) in taxes resulting from:
Different tax rates and permanent
differences	(46,175)	(84,770)
	$49,494	$189,002

The Company files income tax returns in all jurisdictions in which it has reason to believe it is subject to tax.  The Company is subject to examination by various taxing jurisdictions.  To date, none of these examinations has resulted in any material additional tax.  Nonetheless, any tax jurisdiction may contend that a filing position claimed by the Company regarding one or more of its transactions is contrary to that jurisdictions laws or regulations.  Significant judgment is required in determining the worldwide provisions for income taxes.  In the ordinary course of business of a global business, the ultimate tax outcome is uncertain for many transactions.  It is the Company’s policy to establish provisions for taxes that may become payable in future years as a result of an examination by tax authorities.  The Company establishes the provisions based upon management’s assessment of exposure associated with permanent tax differences and tax credits applied to temporary difference adjustments.  The tax provisions are analyzed periodically (at least quarterly) and adjustments are made as events occur that warrant adjustments to those provisions.

7.	RELATED PARTY TRANSACTIONS

During the years ended December 31, 2009 and 2008, the Company had activities with related companies in connection with purchases and subcontracting services.  The Company's reported results of operations, financial condition and cash flows would be different had such transactions been carried out amongst unrelated parties.  Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be affected on the same terms, conditions and amounts as transactions between unrelated parties.

The nature of the relationships with such related companies is that the sole shareholder of the Company, also serves as a General Director of such related companies.

The details of the relationships for these related parties with whom the Company entered into significant transactions or had significant balances outstanding as of December 31, 2009 and 2008 are presented below:

	Year Ended December 31,
	2009	2008
Purchases and subcontracting
services	$110,067	$46,632

	December 31,
	2009	2008
Accounts Payable	$-	$170

8.           MAJOR CUSTOMERS

The Company had revenue from two customers in excess of ten percent of revenue in 2009.  The combined revenue of these two customers was $2,696,006 during the year ended December 31, 2009, representing 100% of total revenue.  In 2008, there were four customers in excess of ten percent of net revenue.  The combined revenue of these four customers was approximately $3,083,000 during the year ended December 31, 2008, representing 49.2% of total revenue.

9.           COMMITMENTS AND CONTINGENCIES

Leases

The Company leases various office and warehouse facilities.  The lease contains no escalation or capital improvement funding provisions.  The lease terms are for one year and are renewable on an annual basis.

Future minimum lease payments for operating leases are approximately as follows:

Year Ending
December 31,
2010	$15,720
2011	-
Thereafter	-
$15,720

Rent expense was $14,980 and $19,447 for the years ended December 31, 2009 and 2008, respectively.

10.	SUBSEQUENT EVENTS

Effective July 1, 2010, the Company entered into an Equity Exchange and Acquisition Agreement, dated as of June 25, 2010 (the “Agreement”), by and between the Company, Royal Style Design, Inc., and the owner of the Company. The Agreement provides for the acquisition by Royal Style Design of 100% of the outstanding ownership interests in the Company, in exchange for 344,944 shares of Royal Style Design common stock.

Subsequent events have been evaluated through July 2, 2010, which is the date these financial statements were issued.

PSO "KAZANNEFTEHIMINVEST"

FINANCIAL STATEMENTS

DECEMBER 31, 2009 and 2008

PSO "KAZANNEFTEHIMINVEST"

INDEX

Page

Report from Independent Registered Public Accounting Firm	105

Balance Sheets as of December 31, 2009 and 2008	106

Statements of Operations for the Year Ended
December 31, 2009 and the period October 20, 2008 Date of
Formation) through December 31, 2008	107

Statement of Stockholders' Equity for Each of the
Two Years in the Period Ended December 31, 2009

Statements of Cash Flows for the Years Ended
December 31, 2009 and the period October 20, 2008 Date of
Formation) through December 31, 2008	108-109

Notes to Financial Statements	110-117

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
OOO PSO "Kazanneftehiminvest"
Kazan, Russia

We have audited the accompanying consolidated balance sheets of PSO "Kazanneftehiminvest"
(collectively, the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2009 and the period October 20, 2008 (Date of Formation) through December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2009 and 2008 financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009 and the period October 20, 2008 (Date of Formation) through December 31, 2008., in conformity with accounting principles generally accepted in the United States of America.

/s/ Madsen & Associates, CPA’s Inc.

Madsen & Associates, CPA's Inc.

July 2, 2010

PSO "KAZANNEFTEHIMINVEST"
BALANCE SHEETS
	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$379,487	$58
Accounts receivable-net of allowance of $-0- and $-0-, respectively	2,531,299	-
Due from related party	354,375	-
Inventories	12,149,691	-
Other current assets	31,689	3,283

Total Current Assets	15,446,541	3,341

Property and equipment-net	1,531,663	-
Total Assets	$16,978,204	$3,341
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$5,406,789	$-
Accrued expenses	39,365	1,538
Customer advances	8,342,737	-
Deferred income taxes payable	286,493	-

Total Current Liabilities	14,075,384	1,538
Long-term Liabilities:
Long-term debt-less current portion above	1,751,477	-
Total Liabilities	15,826,861	1,538
Commitments & Contingencies	-	-
Stockholders' Equity:
Common Stock, $.034 par value; authorized 10,000 shares:
10,000 and 10,000 shares issued and outstanding at
December 31, 2009 and 2008, respectively	340	340
Retained earnings (deficit)	1,096,836	(42)
Accumulated other comprehensive income	54,167	7
Total Stockholders' Equity	1,151,343	305

Total Liabilities and
Stockholders' Equity	$16,978,204	$1,843

PSO "KAZANNEFTEHIMINVEST"
STATEMENTS OF OPERATIONS

		For the period October 20, 2008
	For the year ended	(Date of Formation)
	December 31,	through December 31,
	2009	2008
Net sales:
Revenue	$4,263,454	$-

Cost and expenses:
Cost of sales	2,818,422	-
General and administrative	73,934	42
	2,892,356	42

Income (loss) income from operations	1,371,098	(42)

Provision for income taxes	274,220	-

Net earnings (loss)	$1,096,878	$(42)

Earnings (loss) per common share - basic and diluted	$109.69	$(0.00)

Weighted average number of common shares
outstanding - basic and diluted	10,000	10,000

PSO "KAZANNEFTEHIMINVEST"
STATEMENTS OF CASH FLOWS

		For the period October 20, 2008
	For the Year Ended	(Date of Formation)
	December 31,	through December 31,
	2009	2008
Cash flows from operating activities:
Net earnings (loss)	$1,096,878	$(42)
Adjustments to reconcile net earnings (loss) to net cash
provided by operating activities:
Depreciation and amortization	4,103	-
Changes in operating assets and Liabilities	(581,390)	(1,738)

Net cash provided by (used in) operating activities	519,591	(1,780)

Cash flows from investing activities:
Purchase of property and equipment	(1,535,766)	-

Cash flows from financing activities:
Proceeds from sale of common stock	-	340
Advances to related party	412,020	-
Proceeds from loan	1,749,979	1,498
Repayments from related party	(766,395)	-

Net cash provided by financing activities	1,395,604	1,838

Effect of exchange rate changes on cash	-	-

Net increase (decrease) in cash and cash equivalents	379,429	58

Cash and cash equivalents-beginning of year	58	-

Cash and cash equivalents-end of year	$379,487	$58

PSO "KAZANNEFTEHIMINVEST"
STATEMENTS OF CASH FLOWS
(Continued)

		For the period October 20, 2008
	For the Year Ended	(Date of Formation)
	December 31,	through December 31,
	2009	2008
Supplementary Information:
Cash paid during the year for:
Interest	$-	$-
Income taxes	$1,211	$-

Changes in operating assets and liabilities consist of:
(Increase) decrease in accounts receivable	$(2,531,299)	$-
(Increase) in inventory	(12,095,531)	-
(Increase) in prepaid expenses	(28,406)	(3,276)
(Increase) in accounts payable and accrued expenses	5,444,616	1,538
Increase (decrease) in customer advances	8,342,737	-
Increase (decrease) in deferred taxes payable	286,493	-

Net cash provided by operating activities	$(581,390)	$(1,738)

PSO "KAZANNEFTEHIMINVEST"
NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

1.                       DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization

PSO "Kazanneftehiminvest" (the “Company” or “PSO "Kazanneftehiminvest"”) is a construction company located in the Russian Federation.  Revenue is predominantly within the Russian Federation.  The Company's current project is the construction of a 495,000 square foot hotel and spa.

Basis of Presentation

On July 1, 2009, the Financial Accounting Standards Board ("FASB") established Accounting Standards Codification ("ASC") as the primary source of authoritative generally accepted accounting principles ("GAAP") recognized by the FASB to be applied by nongovernmental entities.  Although the establishment of the ASC did not change current GAAP, it did change the way we refer to GAAP throughout this document to reflect the updated referencing convention.

Reporting and Functional Currency

The Company has determined that the United States dollar (“USD”) is the reporting currency for the purposes of financial reporting under United States Generally Accepted Accounting Principles.

The local currency and the functional currency of the subsidiaries of the Company is the Russian Rouble (“RUR”).

Any conversion of RUR amounts to USD should not be construed as a representation that such RUR amounts have been, could be, or will in the future be converted into USD at the current exchange rate or at any other exchange rate.

Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges since their operations are in the Russian Federation, its primary market is in the Russian Federation, 100% of the Company's revenue is earned in the Russian Federation and 100% of the Company's assets are located in the Russian Federation.  Management cannot presently predict what future impact the political risk will have on the Company, if any, or how the political climate in the Russian Federation will affect the Company’s operations.  Accordingly, events resulting from any change in the political climate could have a material effect on the Company.

Use of Estimates

The preparation of the financial statements in conformity with accepted accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Estimates are used in determining such items as costs to complete performance contracts, income tax exposures, accruals, depreciable/useful lives, allowance for doubtful accounts and valuation allowances.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with the ASC 605, "Revenue Recognition".  Revenue is recognized under the completed contract method for completed work under ASC 605.  Under this method, revenue and costs from construction services will be recorded at the time of completion of active performance as outlined in each contract.  The execution of active performance must be agreed by the Company and the customer for whom the work is being performed.  The third parties must concur the work has been performed in accordance with the specifications as provided in the contracts between the parties.

Cash and Cash Equivalents

Cash and cash equivalents include cash deposited in checking accounts, overnight repurchase agreements and money market funds with maturities of 90 days or less when purchased.  The cash balances are held at a few institutions and may, at times, exceed insurable amounts.  The Company believes it mitigates this risk by depositing cash in major financial institutions.

Accounts Receivables

Accounts receivables are recorded after active performance is confirmed between the Company and the customer and are presented in the balance sheet net of allowances for doubtful accounts.  Accounts receivables are written off when they are determined to be uncollectible.  The Company receives advances from customers prior to the completion of active performance.  The Company records these advance payments as Customer Advances on the Company's balance sheet.  Customer advances as of December 31, 2009 and 2008 were $8,342,737 and $-0-, respectively.  The allowance for doubtful accounts is estimated based on the Company's historical losses, the existing economic condition in the industry, and the financial ability of its customers.  For the years ended December 31, 2009 and 2008 the Company established a reserve for doubtful accounts of $-0- and $-0-, respectively.

During the years ended December 31, 2009 and 2008 the Company wrote off receivables in the amount of $-0- and $-0-, respectively.

Inventories

Inventories held for sale are recorded at the lower cost or fair value less direct costs to sell.  Fair value is defined as the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale.  Construction costs are accumulated during the period of construction and charged to cost of sales under specific identification methods.  For inventories of projects under development, a loss is recorded when events and circumstances indicate impairment and the undiscounted future cash flows generated are less than the related carrying amounts and estimated cost to complete.  The impairment loss is the difference between the recorded value of the individual project, and the discounted future cash flows generated from expected revenue of the individual project, less the associated cost to complete and direct costs to sell, which approximates fair value.  The estimates used in the determination of the estimated cash flows and fair value of a project are based on factors known to the Company at the time such estimates are made and the Company's expectations of future operations.  These estimates of cash flows are significantly impacted by estimates of the amounts and timing of revenues and costs and other factors which, in turn, are impacted by local market economic conditions, and the actions of competitors.  Should the estimates or expectations used in determining estimated cash flows or fair value decrease or differ from current estimates in the future, the Company may be required to recognize additional impairments related to current and future projects.

Depreciation

Property and equipment is carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Depreciable
Asset	Lives
Vehicles	3 years
Machinery and equipment	5 - 7 years

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements.  Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent they believe these assets will more-likely-than-not be realized.  In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations.  In the event the Company was to determine that it would be able to realize its deferred income tax assets in the future in excess of its net recorded amount, the Company would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company accounts for income taxes in accordance with the Internal Income Tax Law of the Russian Federation. The Company was taxed at a rate of 24% in 2008 and 20% in 2009.

Evaluation of Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in ASC 360-15-35.  If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company's cash and cash equivalents are concentrated primarily in various banks in Russia.  At times, such deposits could be in excess of insured limits.  Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

The Company grants credit to customers based on an evaluation of the customer’s financial condition, without requiring collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.  The Company controls its exposure to credit risk due to normally dealing with the same contractors and receiving payment for materials prior to completion of the services.

The Company is also subject to the risk of currency fluctuations that may affect the prices paid for goods and the amounts received for revenue.

Earnings Per Share

Basic earnings per share are computed by dividing net earnings by the weighted average number of common shares outstanding during the specified period. Diluted earnings per common share is computed by dividing net income by the weighted average number of common shares and potential common shares during the specified period. For the years ended December 31, 2009 and 2008, there were no potential shares outstanding.

Advance Payments to Contractors

Advance payments to contractors principally include prepayments to subcontractors for goods and services and which relate to specific projects which are expensed to cost of sales as the applicable inventory are sold.  The projects typically are more than one year in length and the subcontractor costs are expensed on a specific project to project basis.  The payments to subcontractors include prepayments prior to the work commencing, advance payments for raw materials, and architectural and engineering services prior to the work being submitted to the authorities.  All projects are reviewed quarterly for impairment issues.  If any impairment exists, costs will be written down at that time.  Advance payments to contractors are included in inventory on the Company's consolidated balance sheets as of December 31, 2009 and 2008.

Fair Value of Financial Measurements

The Company utilizes the accounting guidance for fair value measurements and disclosures for all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the condensed consolidated financial statements on a recurring basis or on a nonrecurring basis during the reporting period.  The fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based upon the best use of the asset or liability at the measurement date.  The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability.  The accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  These tiers are defined as follows:

Level 1 -  Observable inputs such as quoted market prices in active markets

Level 2 -  Inputs other than quoted prices in active markets that are either directly or indirectly observable

Level 3 -  Unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions

As of December 31, 2009, the Company held certain financial assets that are measured at fair value on a recurring basis.  These consisted of cash and cash equivalents.  The fair values of the cash and cash equivalents is determined based on quoted market prices in public markets and is categorized as Level 1.   The Company does not have any financial assets measured at fair value on a recurring basis as Level 2 or Level 3 and there were no transfers in or out of Level 1, Level 2 or Level 3 during the year ended December 31, 2009.

The following table sets forth by level, within the fair value hierarchy, the Company’s financial assets accounted for at fair value on a recurring basis as of December 31, 2009 and 2008.

		Assets at Fair Value as of December 31, 2009 and 2008 Using
December 31, 2009	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash and cash equivalents	$379,487	$379,487	$-	$-

December 31, 2008	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash and cash equivalents	$58	$58	$-	$-

The Company has other financial instruments, such as receivables, accounts payable and other liabilities which have been excluded from the tables above.  Due to the short-term nature of these instruments, the carrying value of receivables, accounts payable and other liabilities approximate their fair values.  The Company did not have any other financial liabilities within the scope of the fair value disclosure requirements as of December 31, 2009 and 2008.

Non-financial assets and liabilities, such as long-lived assets, are accounted for at fair value on a nonrecurring basis.  These items are tested for impairment upon the occurrence of a triggering event or in the case of goodwill, on at least an annual basis.  The Company's interim test on its long-lived assets indicated that the carrying value of its long-lived assets was recoverable and that no impairment existed as of the testing date.

Foreign Currency Translation

The functional currency for foreign operations is the local currency and the United States dollar is the reporting currency.

Assets and liabilities of foreign operations are translated at exchange rates as of the balance sheet date, and income, expense and cash flow items are translated at the average exchange rate for the applicable period.  Translation adjustments are recorded in Other comprehensive income (loss).

New Financial Accounting Standards

During 2009, the Company adopted the revised accounting guidance related to business combinations.  This guidance requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the literature.  In accordance with this guidance, acquisition-related costs, including restructuring costs, must be recognized separately from the acquisition and will generally be expensed as incurred.  That replaces the cost-allocation process detailed in previous accounting literature, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values.  The Company implemented this new guidance effective January 1, 2009.

During 2009, the Company implemented an update to the accounting guidance related to earnings per share.  In accordance with this accounting guidance, unvested share-based payment awards with rights to dividends are participating securities and shall be included in the computation of basic earnings per share.  The Company adopted this guidance effective January 1, 2009.  This implementation did not have a material impact on prior periods presented.

The FASB has published a update to the accounting guidance on fair value measurements and disclosures as it relates to investments in certain entities that calculate net asset value per share (or its equivalent).  This accounting guidance permits a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent).  This update also requires new disclosures, by major category of investments, about the attributes of investments included within the scope of this amendment to the Codification.  The guidance in this update is effective for interim and annual periods ending after December 15, 2009.  The Company does not expect the adoption of this standard to have a material impact on the Company's results of operations, financial condition or cash flows.

5.	PROPERTY and EQUIPMENT

Property, plant and equipment consist of furniture and equipment used in the ordinary course of business and are recorded at cost less accumulated depreciation.

	December 31,
	2009	2008
Machinery & equipment	$1,526,012	$-
Vehicles	9,754	-
	1,535,766	-
Less: accumulated depreciation	4,103	-
	$1,531,663	$-

Depreciation expense for the years ended December 31, 2009 and 2008 was $4,103 and $-0-, respectively.

6.	INVENTORIES

As of December 31, 2009 and 2008, inventory consists of the following:

	December 31,
	2009	2008
Construction materials	$3,148,621	$-
Advances to subcontractors	9,001,070	-
	$12,149,691	$-

The Company prepays various suppliers for inventory and services.  The deposits paid in advance are included as a component of the Company's inventory.

7.	DEBT

Long-term debt consists of the following:

	December 31,
	2009	2008
Note payable to Investment and Consulting	$727,412	$1,498
Ltd., interest free, due May 2020

Note payable to Trade House Akbars,	1,024,065	-
interest free, due May 2019
	1,751,477	1,498
Less: Current portion	-	1,498
	$1,751,477	$-

The following table shows the maturities by year of the total amount of long-term debt as of December 31, 2009:

2010	$-
2011	-
2012	-
2013	-
Thereafter	1,751,477
$1,751,477

8.	ACCRUED EXPENSES

	December 31,
	2009	2008
Salaries	$20,394	$-
Payroll taxes	12,770	-
Other	6,201	1,538
	$39,365	$1,538

6.           COMMON STOCK

The Company is authorized to issue 10,000 shares of $.034 par value common stock of which 10,000 shares are outstanding as of December 31, 2009 and 2008.

7.           INCOME TAXES

The Company adopted the provisions of FASB ASC 740, "Income Taxes", ("ASC 740") on January 1, 2008.  As a result of the implementation of ASC 740, the Company recognized no adjustment in the net liabilities or equity for unrecognized income tax benefits.  The Company believes there are no potential uncertain tax positions and all tax returns are correct as filed.  Should the Company recognize a liability for uncertain tax positions, the Company will separately recognize the liability for uncertain tax positions on its balance sheet.  Included in any liability for uncertain tax positions, the Company will setup a liability for interest and penalties.  The Company policy is to recognize interest and penalties related to uncertain tax positions as a component of the current provision for income taxes.

The provision for income taxes consists of the following:

	For the Years Ended
	December 31,
	2009	2008
Current:
Federal:	$-	$-
Foreign:	1,211	-
	1,211	-
Deferred:
Federal:	-	-
Foreign:	273,009	-
	273,009	-
	$274,220	$-

A reconciliation of taxes on income computed at the federal stated rate to amounts provided:

	For the Years Ended
	December 31,
	2009	2008
Tax computed at the federal stated
rate of 34%:	$466,173	$-
Increase (decease) in taxes resulting from:
Different tax rates and permanent
differences:	(191,953)	-
	$274,220	$-

The Company files income tax returns in all jurisdictions in which it has reason to believe it is subject to tax.  The Company is subject to examination by various taxing jurisdictions.  To date, none of these examinations has resulted in any material additional tax.  Nonetheless, any tax jurisdiction may contend that a filing position claimed by the Company regarding one or more of its transactions is contrary to that jurisdictions laws or regulations.  Significant judgment is required in determining the worldwide provisions for income taxes.  In the ordinary course of business of a global business, the ultimate tax outcome is uncertain for many transactions.  It is the Company’s policy to establish provisions for taxes that may become payable in future years as a result of an examination by tax authorities.  The Company establishes the provisions based upon management’s assessment of exposure associated with permanent tax differences and tax credits applied to temporary difference adjustments.  The tax provisions are analyzed periodically (at least quarterly) and adjustments are made as events occur that warrant adjustments to those provisions.

Components of deferred income tax liabilities are as follows:

	December 31,
	2009	2008
	Tax Effect
Deferred Tax Liabilities - Current
Inventory	$150,650	$-
Depreciation	135,843	-
	$286,493	$-

8.           RELATED PARTY TRANSACTIONS

During the years ended December 31, 2009 and 2008, the Company had activities with related companies in connection with purchases of materials, subcontracting services, equipment and sales of materials and services.  The Company's reported results of operations, financial condition and cash flows would be different had such transactions been carried out amongst unrelated parties.  Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be affected on the same terms,, conditions and amounts as transactions between unrelated parties.

The nature of the relationships with such related companies is that the sole shareholder of the Company, also serves as a General Director of such related companies.

The details of the relationships for these related parties with whom the Company entered into significant transactions or had significant balances outstanding as of December 31, 2009 and 2008 are presented below:

	Year Ended December 31,
	2009	2008
Purchases of materials and
subcontracting services	$10,142,000	$-
Sales of materials and services	4,221,288
Purchase of equipment	277,484
	December 31,
	2009	2008
Accounts Receivable	$2,478,358
Accounts Payable	4,791,872	$-

9.           MAJOR CUSTOMERS

The Company had revenue from one customer, a related party, in excess of ten percent of revenue in 2009.  The revenue of this customer was approximately $4,221,000 during the year ended December 31, 2009, representing 99% of total revenue.

10.           COMMITMENTS AND CONTINGENCIES

Leases

The Company leases various office and warehouse facilities.  The lease contains no escalation or capital improvement funding provisions.  The lease is for one year and is renewed annually.

Future minimum lease payments for operating leases are approximately as follows:

Year Ending
December 31,
2010	$19,839
2011	-
Thereafter	-
$19,839

Rent expense was $4,005 and $-0- for the years ended December 31, 2009 and 2008, respectively.

11.	SUBSEQUENT EVENTS

a.
As of July 1, 2010, the Company entered into an Equity Exchange and Acquisition Agreement, dated as of July 1, 2010 (the “Agreement”), by and between the Company, Royal Style Design Inc., and the owner of the Company. The Agreement provides for the acquisition by Royal Style Design of 100% of the outstanding ownership interests in the Company, in exchange for 32,260,000 shares of Royal Style Design common stock.

b.	In June 2010, the sole shareholder of the Company contributed land to the Company with a fair value of approximately $184 million.

Subsequent events have been evaluated through July 2, 2010, which is the date these financial statements were issued.

(b)  Pro Forma Financial Information.

ROYAL STYLE DESIGN, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA BALANCE SHEET AS OF JUNE 30, 2010

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009 AND THE SIX MONTHS ENDED JUNE 30, 2010

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2010	119

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2010	120

Unaudited Pro Forma Consolidated Statement of Operations
for the year ended December 31, 2008	121

Notes to Unaudited Pro Forma Consolidated Statements of Operations
for the year ended December 31, 2008	122

Unaudited Pro Forma Consolidated Statement of Operations
for the six months ended June 30, 2010	123

Notes to Unaudited Pro Forma Consolidated Statement of Operations
for the six months ended June 30, 2010	124

ROYAL STYLE DESIGN INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
June 30, 2010
(Unaudited)

BASIS OF PRESENTATION

The summarized pro forma balance sheet as of June 30, 2010 has been prepared to reflect the KNHI, Technostroy and Xerxis acquisitions on June 30, 2010.  These pro forma financial statements should be read in conjunction with the June 30, 2010 consolidated financial statements of the Company.

	Royal Style Design, Inc.									Royal Style Design, Inc.
	and Subsidiaries		KNHI		Technostroy		Xerxis			and Subsidiaries
										Pro Forma

ASSETS									Proforma
Current Assets:	June 30, 2010	(1)	June 30, 2010	(1)	June 30, 2010	(1)	June 30, 2010	(1)	Adjustment	June 30, 2010
Cash and cash equivalents	$274,562		$2,100,843		$449,753		$66,613			$2,891,771
Accounts receivable	1,202,515		2,642,814		24,636		23,741			3,893,706
Notes receivable - related parties	64,520		-		-		-			64,520
Inventories	642,964		13,231,216		55,404		-			13,929,584
Other current assets	51,007		-		-		-			51,007

Total Current Assets	2,235,568		17,974,873		529,793		90,354			20,830,588

Property and equipment-net	1,250,125		185,255,693		502,373					187,008,191
Goodwill	49,610		-		-		-	(3)	41,283,767	41,333,377
Other assets	109,542		-		-		-			109,542

Total Assets	$3,644,845		$203,230,566		$1,032,166		$90,354			$249,281,698

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current portion of long-term debt	$202,223		$-		$-		$-			$202,223
Accounts payable	911,965		2,666,666		-		1,800			3,580,431
Accrued expenses	181,848		142,097		27,539		-			351,484
Customer advances	267,088		190,163		-		-			457,251
Due to related parties	164,706		-		-		-			164,706
Deferred revenue	50,000		-		-		-			50,000
Income taxes payable	26,650		90,449		28,997		-			146,096

Total Current Liabilities	1,804,480		3,089,375		56,536		1,800			4,952,191

Long-term Liabilities:
Long-term debt-less current portion above	35,958		14,078,025		-		-			14,113,983

Total Liabilities	1,840,438		17,167,400		56,536		1,800			19,066,174

Commitments & Contingencies

Stockholders' Equity:

Total Stockholders' Equity	1,804,407		186,063,166		975,630		88,554	(2)(3)	41,283,767	230,215,524

Total Liabilities and Stockholders' Equity	$3,644,845		$203,230,566		$1,032,166		$90,354			$249,281,698

(1) To reflect the historical balance sheet of June 30, 2010.

(2) To reflect the issuance of 32,630,159 common shares in connection with the acquisition.

(3) To eliminate the investment in KNHI, Technostroy and Xerxis and record goodwill in connection with these acquisitions.

ROYAL STYLE DESIGN INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of the financial statements for the KNHI, Technostroy and Xersis acquisitions in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management's best available knowledge of current and future events, actual results could be different from those estimates.

ROYAL STYLE DESIGN INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2009
(Unaudited)

BASIS OF PRESENTATION

The summarized proforma statement of operations for the year ended December 31, 2009 has been prepared to reflect the KNHI, Technostroy and Xerxis acquisitions on January 1, 2009.  The KNHI, Technostroy and Xerxis acquisition occurred on July 1, 2010, and therefore, the proforma adjustments include revenue and expenses related to the KNHI, Technostroy and Xerxis acquisition for the twelve months ended December 31, 2009.  These unaudited proforma consolidated financial results have been prepared for comparative purposes only and may not be indicative of the results that would have occurred if the Company had completed the acquisition at an earlier date or the results that will be attained in the future.  These proforma financial statements should be read in conjunction with the December 31, 2009 consolidated financial statements of the Company.

	Royal Style Design, Inc.									Royal Style Design, Inc.
	and Subsidiaries		KNHI		Technostroy		Xerxis			and Subsidiaries
										Pro Forma
	Historical		Historical		Historical		Historical			For the Year Ended
	Year Ended		Year Ended		Year Ended		Year Ended		Proforma	December 31,
	December 31, 2009	(1)	December 31, 2009	(1)	December 31, 2009	(1)	December 31, 2009	(1)	Adjustment	2009
Sales	$1,217,560		$4,263,454		$2,696,306		$194,162			$8,371,482

Costs and expenses:
Cost of sales	787,199		2,818,422		2,243,020		146,442			5,995,083
General and administrative expenses	584,910		73,934		171,908		19,840			850,592
	1,372,109		2,892,356		2,414,928		166,282			6,845,675

Income (loss) from operations	(154,549)		1,371,098		281,378		27,880			1,525,807

Other income (expense):
Interest expense	(2,345)		-		-		-			(2,345)
Interest income	-		-		-		334			334
(Loss) gain on sale of fixed assets	-		-		-		-			-
	(2,345)		-		-		334			(2,011)

Earnings (loss) before provision for income taxes	(156,894)		1,371,098		281,378		28,214			1,523,796

Provision for income taxes	18,346		274,220		49,494		17,457			359,517

Net earnings (loss)	$(175,240)		$1,096,878		$231,884		$10,757			$1,164,279

Earnings (loss) per common share
- basic and diluted	$0.00									$0.01

Weighted average common shares										-
- basic and diluted	86,897,177									87,268,670

Pro Forma Adjustments Related to the Acquisition

(1) To reflect the historical revenue and operating expenses for the period January 1, 2009 to December 31, 2009.

(2) No tax benefits have been realized.

(3) The basic and diluted weighted average shares of common stock for the year ended December 31, 2009 were 87,268,670 for the proforma calculation assuming the issuance of 32,630,159 common shares in connection with the acquisitions and the return to treasury of shares by certain directors.

ROYAL STYLE DESIGN INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of the financial statements for the KNHI, Technostroy and Xersis acquisitions in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management's best available knowledge of current and future events, actual results could be different from those estimates.

ROYAL STYLE DESIGN INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2010
(Unaudited)

BASIS OF PRESENTATION

The summarized proforma statement of operations for the six months ended June 30, 2010 has been prepared to reflect the KNHI, Technostroy and Xerxis acquisitions on January 1, 2010.  The KNHI, Technostroy and Xerxis acquisition occurred on July 1, 2010, and therefore, the proforma adjustments include revenue and expenses related to the KNHI, Technostroy and Xerxis acquisition for the six months ended June 30, 2010.  These unaudited proforma consolidated financial results have been prepared for comparative purposes only and may not be indicative of the results that would have occurred if the Company had completed the acquisition at an earlier date or the results that will be attained in the future.  These proforma financial statements should be read in conjunction with the December 31, 2009 consolidated financial statements of the Company.

	Royal Style Design, Inc.									Royal Style Design, Inc.
	and Subsidiaries		KNHI		Technostroy		Xerxis			and Subsidiaries
										Pro Forma
	Historical		Historical		Historical		Historical			For the
	Six Months Ended		Six Months Ended		Six Months Ended		Six Months Ended		Proforma	Six Months Ended
	June 30, 2010		June 30, 2010		June 30, 2010		June 30, 2010		Adjustment	June 30, 2010
Sales	$2,895,209	(1)	$8,865,571	(1)	$1,117,898	(1)	$100,063	(1)		$12,978,741

Costs and expenses:
Cost of sales	1,912,254		7,496,457		904,538		0			10,313,249
General and administrative expenses	735,910		157,387		68,373		11,509			973,179
	2,648,164		7,653,844		972,911		11,509			11,286,428

Income (loss) from operations	247,045		1,211,727		144,987		88,554			1,692,313

Other income (expense):
Interest expense	(11,218)		-		-		-			(11,218)
Other income	10,809		-		-		-			10,809
(Loss) gain on sale of fixed assets	-		-		-		-			-
	(409)		-		-		-			(409)

Earnings (loss) before provision for income taxes	246,636		1,211,727		144,987		88,554			1,691,904

Provision for income taxes	50,269		242,345		28,997		22,139			343,750

Net earnings (loss)	$196,367		$969,382		$115,990		$66,415			$1,348,154

Earnings (loss) per common share
- basic and diluted	$0.00									$0.02

Weighted average common shares										-
- basic and diluted	93,638,511									87,268,670

Pro Forma Adjustments Related to the Acquisition

(1) To reflect the historical revenue and operating expenses for the period January 1, 2010 to June 30, 2010.

(2) No tax benefits have been realized.

(3) The basic and diluted weighted average shares of common stock for the six months ended June 30, 2010 were 87,268,670 for the proforma calculation assuming the issuance of 32,630,159 common shares in connection with the acquisitions and the return to treasury of shares by certain directors.

ROYAL STYLE DESIGN INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of the financial statements for the KNHI, Technostroy and Xersis acquisitions in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management's best available knowledge of current and future events, actual results could be different from those estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL STYLE DESIGN, INC.

Date: October 13, 2010	By:	/s/ Richard Lloyd
Richard Lloyd
Chief Executive Officer